Registration No. 333-_______________.


                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        under the Securities Act of 1933

                             Mylan Laboratories Inc.
                          -------------------------------
                  (Exact Name of Issuer as specified in its charter)

                Pennsylvania                          25-1211621
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
        incorporation or organization)
   1030 Century Building, 130 Seventh Street
               Pittsburgh, Pennsylvania                  15222
       (Address of principal executive offices)        (Zip Code)

                        Mylan Profit Sharing 401(k) Plan

                              (Full Title of Plan)

                                  Milan Puskar

                             Chief Executive Officer

                    1030 Century Building, 130 Seventh Street

                         Pittsburgh, Pennsylvania 15222

                     (Name and address of agent for service)

                                 (412) 232-0100

          (Telephone number, including area code, of agent for service)


                                    Copy to:

                            David G. Edwards, Esquire
                            Doepken Keevican & Weiss
                     58th Floor, USX Tower, 600 Grant Street
                         Pittsburgh, Pennsylvania 15219

                         CALCULATION OF REGISTRATION FEE

------------------------------ ----------------------- --------------------------- -------------------------- ----------------------

                                                            Proposed Maximum            Proposed Maximum

     Title of Securities            Amount to be             Offering Price                 Aggregate               Amount of
      to be Registered               Registered                per Share                 Offering Price          Registration Fee
------------------------------ ----------------------- --------------------------- -------------------------- ----------------------
------------------------------ ----------------------- --------------------------- -------------------------- ----------------------

Common Stock $.01 par value           1,000,000                $20.25 (1)                $20,250,000 (1)             $5,346(1)
------------------------------ ----------------------- --------------------------- -------------------------- ----------------------
------------------------------ ----------------------- --------------------------- -------------------------- ----------------------
Common stock purchase rights
                                     1,000,000                     (2)                        (2)                      (2)
------------------------------ ----------------------- --------------------------- -------------------------- ----------------------

--------------------------------------
(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for the shares registered hereunder, being the average of the high and low prices for the Registrant's Common Stock on the New York Stock Exchange on July 19, 2000.

     (2) Rights to purchase Common Stock (the "Rights") initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant has incorporated by reference in this Registration Statement the documents listed below. These documents have been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         1. The Registrant's Annual Report on Form 10-K for the year ended March 31, 2000.

         2. The description of the Registrant's Common Stock included in the Registration Statement on Form 8-A filed April 3, 1986, including any subsequent amendment or any report filed for the purpose of updating such description.

         3. The description of the Rights included in Registration Statement on Form 8-A filed September 3, 1996, as amended by Amendment No. 1 to Registration Statement on Form 8-A/A filed December 5, 1996, and as further amended by Amendment No. 2 to Registration Statement on Form 8-A/A filed March 31, 2000, including any subsequent amendment or any report filed for the purpose of updating such description.

         4.       The Registrant's Form 8-K filed on July 13, 2000.

               All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Doepken Keevican &Weiss Professional Corporation, Pittsburgh, Pennsylvania has given its opinion as to the legality of the Common Stock being offered. Robert W. Smiley, who is of counsel to Doepken Keevican & Weiss, also serves as the Registrant's Secretary.

Item 6.  Indemnification of Directors and Officers.

         In accordance with the Pennsylvania Business Corporation Law, the Registrant's By-Laws provide that none of its directors will be personally liable for monetary damages for taking or failing to take any action unless the director has breached or failed to perform the duties required under Pennsylvania law and this breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         As permitted under Pennsylvania law, the Registrant's By-Laws provide that the Registrant will indemnify its directors and officers under certain circumstances for expenses, judgments, fines or settlements incurred in connection with suits and other legal proceedings. Pennsylvania law allows indemnification in cases where the person "acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9.  Undertakings.

The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, Commonwealth of Pennsylvania, on July 14, 2000.

                          Mylan Laboratories Inc.
                          (Registrant)

                 By:      /s/  Milan Puskar

                          Milan Puskar, Chairman and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned, being the members of the Compensation Committee, have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, Commonwealth of Pennsylvania, on July 14, 2000.

                               Mylan Laboratories Inc. Compensation Committee


                      By:         /s/ Laurence S. DeLynn

                               Laurence S. DeLynn , Committee Member

                                 /s/ John C. Gaisford

                               John C. Gaisford, M.D., Committee Member


                            POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Milan Puskar and Patricia A. Sunseri and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE           TITLE                  DATE
-------------------------------  ------------------  ------------------------

/s/ Milan Puskar                Chairman, Chief Executive
------------------------        (principal executive officer)
Milan Puskar                    and Director                   July 14, 2000


/s/ Dana G. Barnett             Executive Vice President
------------------------        and Director
Dana G. Barnett                                                July 14, 2000

/s/ Patricia A. Sunseri         Vice President
------------------------        and Director
Patricia A. Sunseri                                            July 14, 2000

/s/ Donald C. Schilling         Vice President of Finance
-----------------------         (principal financial and
Donald C. Schilling             accounting officer)            July 14, 2000


/s/ Laurence S. DeLynn          Director                       July 14, 2000
----------------------
Laurence S. DeLynn

/s/ Douglas J. Leech            Director                       July 14, 2000
----------------------
Douglas J. Leech

/s/ John C. Gaisford            Director                       July 14, 2000
----------------------
John C. Gaisford, M.D.

C.B. Todd                       Director                       July 14, 2000
----------------------
C.B. Todd

                                                  Index to Exhibits

4.1* Form of Mylan Profit Sharing 401(k) Plan.

4.2 Amended and Restated Articles of Incorporation of the Registrant (included as an exhibit in the Form S-8 of the Registrant filed with the Commission on December 23, 1997, Registration No. 333-43081 and incorporated herein by reference).

4.3 Bylaws of the Registrant, as amended to date (included as an exhibit in the Form S-8 of the Registrant filed with the Commission on December 23, 1997, Registration No. 333-43081 and incorporated herein by reference).

5.1* Opinion of Doepken Keevican & Weiss Professional Corporation.

23.1 Consent of Doepken Keevican & Weiss Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2*Consent of  Deloitte & Touche LLP  relating to its report  regarding  Mylan
     Laboratories Inc.

23.3*Consent of Deloitte & Touche LLP relating to its report regarding  Somerset
     Pharmaceuticals, Inc.

24.1 Powers of Attorney (included on signature page of the Registration Statement).

-------------------------
*  Filed herewith.





                                        7




Exhibit 4.1
                                   MYLAN

                           PROFIT SHARING 401(K) PLAN

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                                 ADMINISTRATION

2.1      POWERS AND RESPONSIBILITIES OF THE EMPLOYER.........................16
2.2      DESIGNATION OF ADMINISTRATIVE AUTHORITY.............................17
2.3      POWERS AND DUTIES OF THE ADMINISTRATOR..............................17
2.4      RECORDS AND REPORTS.................................................19
2.5      APPOINTMENT OF ADVISERS.............................................19
2.6      PAYMENT OF EXPENSES.................................................19
2.7      CLAIMS PROCEDURE....................................................20
2.8      CLAIMS REVIEW PROCEDURE.............................................20

                                   ARTICLE III

                                   ELIGIBILITY

3.1      CONDITIONS OF ELIGIBILITY...........................................21
3.2      EFFECTIVE DATE OF PARTICIPATION.....................................21
3.3      DETERMINATION OF ELIGIBILITY........................................21
3.4      TERMINATION OF ELIGIBILITY..........................................21
3.5      OMISSION OF ELIGIBLE EMPLOYEE.......................................21
3.6      INCLUSION OF INELIGIBLE EMPLOYEE....................................22

                                   ARTICLE IV

                           CONTRIBUTION AND ALLOCATION

4.1      FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION.......................22
4.2      PARTICIPANT'S SALARY REDUCTION ELECTION.............................23
4.3      TIME OF PAYMENT OF EMPLOYER CONTRIBUTION............................27
4.4      ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS................28
4.5      ACTUAL DEFERRAL PERCENTAGE TESTS....................................31
4.6      ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS......................35

4.7      ACTUAL CONTRIBUTION PERCENTAGE TESTS................................37
4.8      ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS..................41
4.9      MAXIMUM ANNUAL ADDITIONS............................................43
4.10     ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS...........................45
4.11     TRANSFERS FROM QUALIFIED PLANS......................................46
4.12     VOLUNTARY CONTRIBUTIONS.............................................48
4.13     DIRECTED INVESTMENT ACCOUNT.........................................48

                                        ARTICLE V
                                       VALUATIONS

5.1      VALUATION OF THE TRUST FUND.........................................50
5.2      METHOD OF VALUATION.................................................50

                                         ARTICLE VI
                         DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1      DETERMINATION OF BENEFITS UPON RETIREMENT...........................51
6.2      DETERMINATION OF BENEFITS UPON DEATH................................51
6.3      DETERMINATION OF BENEFITS IN EVENT OF DISABILITY....................53
6.4      DETERMINATION OF BENEFITS UPON TERMINATION..........................53
6.5      DISTRIBUTION OF BENEFITS............................................58
6.6      DISTRIBUTION OF BENEFITS UPON DEATH.................................64
6.7      TIME OF SEGREGATION OR DISTRIBUTION.................................68
6.8      DISTRIBUTION FOR MINOR BENEFICIARY..................................68
6.9      LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN......................68
6.10     PRE-RETIREMENT DISTRIBUTION.........................................69
6.11     ADVANCE DISTRIBUTION FOR HARDSHIP...................................70
6.12     QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION.....................73
6.13     DIRECT ROLLOVER.....................................................73

                                   ARTICLE VII

                     AMENDMENT, TERMINATION, MERGERS AND LOANS

7.1      AMENDMENT...........................................................74
7.2      TERMINATION.........................................................75
7.3      MERGER OR CONSOLIDATION.............................................75
7.4      LOANS TO PARTICIPANTS...............................................76

                                  ARTICLE VIII

                                    TOP HEAVY

8.1      TOP HEAVY PLAN REQUIREMENTS.........................................77
8.2      DETERMINATION OF TOP HEAVY STATUS...................................77

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1      PARTICIPANT'S RIGHTS................................................80
9.2      ALIENATION..........................................................81
9.3      CONSTRUCTION OF PLAN................................................82
9.4      GENDER AND NUMBER...................................................82
9.5      LEGAL ACTION........................................................82
9.6      PROHIBITION AGAINST DIVERSION OF FUNDS..............................82
9.7      BONDING.............................................................83
9.8      EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE..........................83
9.9      INSURER'S PROTECTIVE CLAUSE.........................................83
9.10     RECEIPT AND RELEASE FOR PAYMENTS....................................84
9.11     ACTION BY THE EMPLOYER..............................................84
9.12     NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY..................84
9.13     HEADINGS............................................................85
9.14     APPROVAL BY INTERNAL REVENUE SERVICE................................85
9.15     UNIFORMITY..........................................................85

                                    ARTICLE X

                             PARTICIPATING EMPLOYERS

10.1     ADOPTION BY OTHER EMPLOYERS.........................................86
10.2     REQUIREMENTS OF PARTICIPATING EMPLOYERS.............................86
10.3     DESIGNATION OF AGENT................................................86
10.4     EMPLOYEE TRANSFERS..................................................87
10.5     PARTICIPATING EMPLOYER CONTRIBUTION.................................87
10.6     AMENDMENT...........................................................87
10.7     DISCONTINUANCE OF PARTICIPATION.....................................87
10.8     ADMINISTRATOR'S AUTHORITY...........................................88

                                    SCHEDULES

         SCHEDULE 6.2    PROTECTED OPTIONAL FORMS OF DEATH BENEFIT
     SCHEDULE 6.5    PROTECTED OPTIONAL FORMS OF BENEFIT DISTRIBUTION
                 SCHEDULE 7.4   PARTICIPANT LOAN  PROGRAM
                 SCHEDULE 10.1    PARTICIPATING EMPLOYERS

                                      MYLAN

                           PROFIT SHARING 401(K) PLAN

        THIS  PLAN,  hereby  adopted  this  29th day of  March,  2000,  by Mylan
         Laboratories Inc. (herein referred to as the "Employer").

                                W I T N E S S E T H:

                  WHEREAS, the Employer heretofore established a Profit Sharing Plan effective April 1, 1979, (hereinafter called the "Effective Date") known as Mylan Laboratories Inc. Employees Profit Sharing Plan and which plan shall hereinafter be known as Mylan Profit Sharing 401(k) Plan (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

                  WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;

                  NOW, THEREFORE, generally effective April 1, 1997, except as otherwise provided, and in particular the salary deferral and matching contributions provisions are effective April 1, 2000, the Employer in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan in its entirety and restates the Plan to provide as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.2 "Administrator" means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

         1.3 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

         1.4 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of
Section 8.2.

         1.5      "Anniversary Date" means December 31st.

         1.6 "Annuity Starting Date" means, with respect to any Participant, the first day of the first period for which an amount is paid as an annuity or any other form.

         1.7 "Beneficiary" means the person to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections
6.2 and 6.6.

         1.8 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

         1.9 "Compensation" with respect to any Participant means such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)) for a Plan Year.

                  Compensation shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code
Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

                  For   purposes  of  this   Section,   the   determination   of
Compensation shall be made by:

                           (a) excluding (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits.

                           (b) including  amounts which are  contributed  by the
                  Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or
                  457(b),
                  and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

                  For   a   Participant's   initial   year   of   participation,
Compensation shall be recognized as of such Employee's effective date of participation pursuant to Section 3.2.

                  Compensation in excess of $150,000 shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

                  For purposes of this Section, if the Plan is a plan described in Code Section 413(c) or 414(f) (a plan maintained by more than one Employer), the limitation applies separately with respect to the Compensation of any Participant from each Employer maintaining the Plan.

                  If, in connection with the adoption of this amendment and restatement, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, Compensation means compensation determined pursuant to the Plan then in effect.

         1.10 "Contract" or "Policy" means any life insurance policy, retirement income or annuity policy or annuity contract (group or individual) issued pursuant to the terms of the Plan.

         1.11 "Deferred Compensation" with respect to any Participant means the amount of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section
4.2 excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.10(a).

         1.12 "Designated Investment Alternative" means a specific investment identified by name by a Fiduciary as an available investment under the Plan which may be acquired or disposed of by the Trustee pursuant to the investment direction by a Participant.

         1.13 "Directed Investment Option" means one or more of the following:

                           (a)      a Designated Investment Alternative.

                           (b) any other  investment  permitted  by the Plan and
                  the Participant Direction Procedures and acquired or disposed of by the Trustee pursuant to the investment direction of a Participant.

         1.14 "Early Retirement Date" means, except as otherwise reduced for a particular Participant group as provided below in this Section 1.14, the first day of the month (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55, and has completed at least 7 whole years of his Period of Service with the Employer (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at his Early Retirement Age.

                  A Former Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits under this Plan.

                  For a Participant who had an account under the former Penederm Incorporated 401(k) Plan, last maintained by Bertek Pharmaceuticals Inc., which account was merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan on April 1, 2000, "Early Retirement Date" means the first day of the month (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55, and has completed at least 5 whole years of his Period of Service with the Employer (Early Retirement Age).

         1.15 "Elective Contribution" means the Employer contributions to the Plan of Deferred Compensation excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.10(a). In addition, the Employer contribution made pursuant to Section 4.1(b) which is used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(11) and the Employer matching contribution made pursuant to Section 4.1(c) which is used to satisfy the "Actual Deferral Percentage" tests and any Employer Qualified Non-Elective Contribution made pursuant to Section 4.1(d) and Section 4.6(b) which is used to satisfy the "Actual Deferral Percentage" tests shall be considered an Elective Contribution for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the "Actual Deferral Percentage" tests) shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation 1.401(k)-l(b)(5), the provisions of which are specifically incorporated herein by reference.

         1.16 "Eligible Employee" means any Employee, except for those groups of employees identified in this Section as not eligible to participate in the Plan.

                  Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in this Plan.

                  Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties will not be eligible to participate in this Plan unless such agreement expressly provides for coverage in this Plan.

                  Interns shall not be eligible to participate in this Plan.

                  Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be eligible to participate in this Plan.

                  Employees of an Affiliated Employer shall not be eligible to participate in this Plan unless such Affiliated Employer has specifically adopted this Plan in writing.

         1.17 "Employee" means any person who is employed by the Employer or Affiliated Employer. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

         1.18 "Employer" means Mylan Laboratories Inc. and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation, with principal offices in the Commonwealth of Pennsylvania. In addition, where appropriate, the term Employer shall include any Participating Employer (as defined in Section 10.1) which shall adopt this Plan.

         1.19 "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Employer matching contributions made pursuant to Section 4.1(b) (to the extent such matching contributions are not used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(11)), Employer matching contributions made pursuant to
Section 4.1(c) (to the extent such matching contributions are not used to satisfy the "Actual Deferral Percentage" tests) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.7(a) (determined by reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios).

         1.20 "Excess  Contributions"  means,  with respect to a Plan Year,  the excess of Elective Contributions used to satisfy the "Actual Deferral Percentage" tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a) (determined by reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios). Excess Contributions shall be treated as an "annual addition" pursuant to Section 4.9(b).

         1.21 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 4.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.9(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year. Additionally, for purposes of Sections 8.2 and 4.4(g), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to
Section 4.2(f). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

         1.22 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

         1.23 "Fiscal Year" means the Employer's accounting year of 12 months commencing on April 1st of each year and ending the following March 31st.

         1.24 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

                           (a)      the distribution of the entire Vested
portion of a Terminated Participant's Account, or

                           (b)      the last day of the Plan Year in which the
Participant incurs five (5) consecutive 1-Year Breaks in Service.

                  Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment with the Employer and any Affiliated Employer. Restoration of such amounts shall occur pursuant to Section 6.4(i)(2). In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

         1.25 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

         1.26 "415 Compensation" with respect to any Participant means such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income

(including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)) for a Plan Year.

                  "415 Compensation" shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non- qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code
Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

                  For Plan Years beginning after December 31, 1997, for purposes of this Section, the determination of "415 Compensation" shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125 or 457.

                  If, in connection with the adoption of this amendment and restatement, the definition of "415 Compensation" has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, "415 Compensation" means compensation determined pursuant to the Plan then in effect.

         1.27 414(s) Compensation" with respect to any Participant means the Participant's "415 Compensation" paid during a Plan Year. The amount of "414(s) Compensation" with respect to any Participant shall include 414(s) Compensation" for the entire twelve (12) month period ending on the last day of such Plan Year, except that "414(s) Compensation" shall only be recognized for that portion of the Plan Year during which an Employee was a Participant in the Plan.

                  For purposes of this Section, the determination of "414(s) Compensation" shall be made by excluding amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402 (e) (3) , 402 (h) (1) (B) , 403(b) or 457(b), and Employee contributions described in Code
Section 414(h)(2)that are treated as Employer contributions.

                  "414(s)Compensation" in excess of $150,000 shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the "414(s) Compensation" limit shall be an amount equal to the "414(s) Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve
(12).

                  If, in connection with the adoption of this amendment and restatement, the definition of "414(s) Compensation" has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, "414(s) Compensation" means compensation determined pursuant to the Plan then in effect.

         1.28 "Highly Compensated Employee" means, for Plan Years beginning after December 31, 1996, an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

                           (a)   Employees   who  at   any   time   during   the
                  "determination year" or "look- back year" were "five percent owners" as defined in Section 1.34(c).

                           (b)      Employees who received "415 Compensation"
during the "look-back year" from the Employer in excess of $80,000.

                  The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period. However, for purposes of (b) above, the "look-back year" shall be the calendar year beginning within the twelve- month period immediately preceding the "determination year."

                  Notwithstanding the above, for the first Plan Year beginning after December 31, 1996, the "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period").

                  For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code
Section 414(h)(2) that are treated as Employer contributions. Additionally, the dollar threshold amount specified in (b) above shall be adjusted at such time and in the same manner as under Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996.

In the case of such an adjustment, the dollar limit which shall be applied is the limit for the calendar year in which the "look-back year" begins.

                  In determining who is a Highly Compensated Employee, Employees who are non- resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

         1.29 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner." For purposes of this Section, "determination year," "415 Compensation" and "five percent owner" shall be determined in accordance with Section 1.28. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

         1.30 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

         1.31 "Hour of Service" means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

         1.32 "Income" means the income or losses allocable to Excess Deferred Compensation, Excess Contributions or Excess Aggregate Contributions which amount shall be allocated in the same manner as income or losses are allocated pursuant to Section 4.4(f).

         1.33 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

         1.34 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

                           (a) an  officer  of the  Employer  (as  that  term is
                  defined  within  the  meaning  of the  Regulations  under Code
                  Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

                           (b) one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section
                  415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

                           (c) a "five  percent  owner" of the  Employer.  "Five
                  percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

                           (d) a "one percent  owner" of the Employer  having an
                  annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

                  For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

         1.35 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

         1.36 "Leased Employee, means, for Plan Years beginning after December 31, 1996, any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient:

                           (a)      if such employee is covered by a money
purchase pension plan providing:

                           (1) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or
                           457(b), and Employee contributions  described in Code
                           Section 414(h)(2) that are treated as Employer contributions.

                           (2)      immediate participation; and

                           (3)      full and immediate vesting; and

                           (b)      if Leased Employees do not constitute more
than 20% of the recipient's non-highly compensated work force.

         1.37 "Non-Elective Contribution" means the Employer contributions to the Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in Section 4.2, matching contributions or nonelective contributions (which are used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(11)) made pursuant to Section 4.1(b), matching contributions (which are used in the "Actual Deferral Percentage" tests) made pursuant to Section 4.1(c) and any Qualified Non-Elective Contribution used in the "Actual Deferral Percentage" tests.

         1.38 "Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Employee. However, for the Plan Year prior to the first Plan Year of this amendment and restatement, for the purposes of Section 4.5(a) and Section 4.6, if the prior year testing method is used, a Non-Highly Compensated Participant shall be determined using the definition of highly compensated employee in effect for the preceding Plan Year.

         1.39 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

         1.40 "Normal Retirement Age" means, except as otherwise reduced for a particular Participant group as provided below in this Section 1.40, the Participant's 65th birthday. A Participant shall become fully Vested in his Participant's Account upon attaining his Normal Retirement Age.

                  For a Participant who had an account under the former Penederm Incorporated 401(k) Plan, last maintained by Bertek Pharmaceuticals Inc., which account was merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan on April 1, 2000, "Normal Retirement Age" means the Participant's 62nd birthday.

         1.41 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

         1.42 "1-Year Break in Service" means a Period of Severance of at least 12 consecutive months.

         1.43 "Participant" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

         1.44 "Participant Direction Procedures" means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.13 and observed by the Administrator and applied and provided to Participants who have Participant Directed Accounts.

         1.45 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer Non-Elective Contributions.

                  A separate accounting shall be maintained with respect to that portion of the Participant's Account attributable to Employer matching contributions and nonelective contributions made pursuant to Section 4.1(b), Employer matching contributions made pursuant to Section 4.1(c), Employer discretionary contributions made pursuant to Section 4.1(e) and any Employer Qualified Non-Elective Contributions.

         1.46 "Participant's Combined Account" means the total aggregate amount of each Participant's Elective Account and Participant's Account.

         1.47   "Participant's   Directed  Account"  means  that  portion  of  a
Participant's interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

         1.48 "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer Elective Contributions used to satisfy the "Actual Deferral Percentage" tests. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to such Elective Contributions pursuant to Section 4.2, Employer matching contributions and nonelective contributions made pursuant to Section 4.1(b), Employer matching contributions made pursuant to Section 4.1(c) and any Employer Qualified Non-Elective Contributions.

         1.49 "Period of Service" means the aggregate of all periods commencing with the Employee's first day of employment or reemployment with the Employer or Affiliated Employer and ending on the date a 1-Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive partial credit for any Period of Severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

                  If the Employer acquires a business, the Administrator will determine if any Period of Service will be credited and recognized for service with the acquired business for periods prior to the acquisition. The Administrator's determination will be uniform among employees as to any business acquisition but may be different for each business acquisition.

                  For vesting purposes, Periods of Service prior to the original effective date of the Plan shall be recognized. Also, for vesting purposes, Periods of Service with the Employer, each Participating Employer, each Affiliated Employer, and all Periods of Service recognized by a plan at the time of its merger with and into this Plan shall be recognized.

                  Prior to April 1, 2000, the Plan used a twelve (12) consecutive month computation period and Years of Service method for measuring a Participant's eligibility, vesting and participation for benefit accrual purposes. In addition, certain plans which are, or may be, merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan, have used the twelve (12) consecutive month computation period and Years of Service method for similar purposes. In these cases, the Plan will credit service in compliance with Regulation 1.410(a)-7(f) and (g). Therefore, each employee whose service was determined on the basis of computation periods and then changes to the elapsed time method shall receive credit for a period of service consisting of:

                           (a) A number of years equal to the number of years of
                  service credited to the employee before the computation period during which the change to the elapsed time method occurs; and

                           (b) The  greater of (1) the  period of  service  that
                  would be credited to the employee under the elapsed time method for his service during the entire computation period in which the change to the elapsed time method occurs or (2) the service taken into account under the computation periods method as of the date of the change to the elapsed time method; and

                           (c) The period of service for service  subsequent  to
                  the change to the elapsed time commencing on the day after the last day of the computation period in which the change to the elapsed time method occurs.

         Notwithstanding the above, employees, determined as of April 1, 2000, of Mylan Laboratories Inc., Mylan Pharmaceuticals Inc., Mylan Technologies Inc., UDL Laboratories, Inc. (an Illinois corporation with facilities in Illinois), UDL Laboratories, Inc. (a Florida corporation with facilities in Florida) and Bertek Pharmaceuticals Inc. (a Texas corporation with facilities in Texas) shall be given credit for whichever Period of Service is greater, determined (i) as provided above or (ii) under the elapsed time method applied as if that method had been effective as of the employee's first date of employment with the Employer or Affiliated Employer.

         1.50 "Period of Severance" means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

                  In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         1.51 "Plan" means this instrument, including all amendments thereto.

         1.52 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January lst of each year and ending the following December 31st, except for the first Plan Year which commenced April lst.

         1.53 "Pre-Retirement Survivor Annuity" means a death benefit which is an immediate annuity for the life of the Participant's spouse the payments under which must be equal to the amount of benefit which can be purchased with 100% of the accounts of a Participant.

         1.54 "Qualified Non-Elective Contribution" means any Employer contributions made pursuant to Section 4.1(d) and Section 4.6(b) and Section 4.8(f). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and may be used to satisfy the "Actual Deferral Percentage" tests or the "Actual Contribution Percentage" tests.

         1.55 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

         1.56 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

         1.57 "Retirement Date" means the date as of which a Participant retires from active service with the Employer and any Affiliated Employer for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 6.1).

         1.58   "Super Top Heavy Plan" means a plan described in Section 8.2(b).

         1.59   "Terminated   Participant"   means  a  person  who  has  been  a
Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

         1.60     "Top Heavy Plan" means a plan described in Section 8.2(a).

         1.61 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

         1.62  "Total  and  Permanent  Disability"  means a  physical  or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.

         1.63 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

         1.64 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

         1.65 "USERRA" means the Uniformed Services Employment and Reemployment Rights Act of 1994. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code
Section 414(u).

         1.66 "Valuation Date" means any day that the New York Stock Exchange is open for business or any other date or dates deemed appropriate by the Administrator.

         1.67 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

         1.68 "Voluntary Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from the Participant's nondeductible voluntary contributions made pursuant to Section 4.12.

                                                    ARTICLE II
                                                  ADMINISTRATION

2.1      POWERS AND RESPONSIBILITIES OF THE EMPLOYER

                           (a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

                           (b)  The  Employer  may,  by  written   agreement  or
                  designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

                           (c) The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

                           (d) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2      DESIGNATION OF ADMINISTRATIVE AUTHORITY

                  The Employer shall be the Administrator. The Employer may appoint any person, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

2.3      POWERS AND DUTIES OF THE ADMINISTRATOR

                  The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

                  The Administrator may authorize or direct the establishment of one or more Pooled Investment Accounts. For the purposes of this Section, "Pooled Investment Account" means an account established pursuant to an administrative services agreement between the Employer and the Trustee.

                  The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                           (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

                            (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                           (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

                           (d) to maintain all necessary records for the administration of the Plan;

                           (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                           (f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                           (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

                           (h) to  consult  with the  Employer  and the  Trustee
                  regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

                           (i) to prepare and distribute to Employees a procedure for notifying Participants and Beneficiaries of their rights to elect joint and survivor annuities and Pre-Retirement Survivor Annuities as required by the Act and regulations thereunder;

                           (j) to prepare and  implement  a procedure  to notify
                  Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

                           (k) to act as the  named  Fiduciary  responsible  for
                  communications with Participants as needed to maintain Plan compliance with ERISA Section 404(c), including but not limited to the receipt and transmitting of Participant's directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts;

                           (l) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

2.4      RECORDS AND REPORTS

                  The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.5      APPOINTMENT OF ADVISERS

                  The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents), and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries and to Plan Participants.

                  The Administrator shall have the authority and discretion to engage an Administrative Delegate (as defined, below) which shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures made by the Administrator or other Plan Fiduciary. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Administrator in accordance with the claims review procedures provided in
Section 2.8. Any decisions which call for interpretations of Plan provisions not previously made by the Administrator shall be made only by the Administrator. The Administrative Delegate shall not be considered a fiduciary with respect to the services it provides.

                  For purposes of this Section, "Administrative Delegate" means one or more persons or institutions to which the Employer or the Administrator has delegated certain administrative functions pursuant to a written agreement.

2.6      PAYMENT OF EXPENSES

                  All  expenses of  administration  may be paid out of the Trust
Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of the Trustee, accountants, counsel, Investment Managers, recordkeeper, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.7      CLAIMS PROCEDURE

                  Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days (180 days in special cases with notice to the claimant) after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.8      CLAIMS REVIEW PROCEDURE

                  Any Employee,  former Employee,  or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section
2.7 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.7. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                                    ARTICLE III
                                                    ELIGIBILITY

3.1      CONDITIONS OF ELIGIBILITY

                  Any Eligible Employee shall be eligible to participate hereunder on the date of his employment with the Employer. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

3.2      EFFECTIVE DATE OF PARTICIPATION

                  An Eligible Employee shall become a Participant effective as of the date on which he satisfies the eligibility requirements of Section 3.1.

                  In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee would have otherwise previously become a Participant.

3.3      DETERMINATION OF ELIGIBILITY

                  The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.8.

3.4      TERMINATION OF ELIGIBILITY

                           (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Period of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

                           (b) In the event a Participant  is no longer a member
                  of an eligible class of Employees and becomes ineligible to participate, such Employee will participate immediately upon returning to an eligible class of Employees.

3.5      OMISSION OF ELIGIBLE EMPLOYEE

                  If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6      INCLUSION OF INELIGIBLE EMPLOYEE

                  If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture (except for Deferred Compensation which shall be distributed to the ineligible person) for the Plan Year in which the discovery is made.

                                                    ARTICLE IV
                                            CONTRIBUTION AND ALLOCATION

4.1      FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

                  For each Plan Year, the Employer shall contribute to the Plan, except as otherwise provided:

                           (a) Effective  April 1, 2000, the amount of the total
                  salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer Elective Contribution.

                           (b) Effective April 1, 2000, on behalf of each Participant who is eligible to share in matching contributions for the Plan Year, a matching contribution equal to 100% of each such Participant's Deferred Compensation, which amount shall be deemed an Employer Elective Contribution.

                                    Except,  however,  in applying  the matching
                  percentage specified above, only salary reductions up to 4% of payroll period Compensation shall be considered.

                                    Contributions  made to the Plan  pursuant to
                  this Section 4.1(b) are intended to comply with Sections 4.5(a) and 4.7(a) pursuant to the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(11). However, if matching contributions are made to this Plan or any other plan maintained by the Employer, and (i) such matching contributions are made with respect to Deferred Compensation or voluntary Employee contributions that in the aggregate exceed 6% of the Employee's Compensation, (ii) the rate of matching contributions increases as the rate of Deferred Compensation or voluntary Employee contributions increases,

                  (iii) at any rate of Deferred Compensation or voluntary Employee contributions, the rate of matching contributions that would apply with respect to any Highly Compensated Employee is greater than the rate of matching contributions that would apply with respect to a Non-Highly Compensated Participant and who has the same rate of Deferred Compensation or voluntary Employee contributions, (iv) for Plan Years beginning after December 31, 1999, any discretionary matching contribution made to this Plan and any other plan maintained by the Employer, in the aggregate, exceed 4% of the Participant's Compensation, then such matching contributions in the aggregate must satisfy the "Actual Contribution Percentage" tests of Section 4.7. In this regard, the Employer may elect to disregard, with respect to all Eligible
                  Employees,  all  matching  contributions  with  respect  to  a
                  Participant's Deferred Compensation up to 6% of each Participant's Compensation, or, for Plan Years beginning after December 31, 1999, matching contributions up to 4% of each Participant's Compensation. In applying the "Actual Contribution Percentage" tests, match contributions or nonelective contributions made pursuant to this Section 4.1(b) that satisfy the safe harbor methods permitted by Code Section 401(k)(12) may not be treated as matching contributions under Code Section 401(m)(3) .

                                    The  rules  that  apply  for   purposes   of
                  aggregating and disaggregating cash or deferred arrangements and plans under Code Sections 401(k) and 401(m) also apply for purposes of Code Sections 401(k)(12) and 401(m)(11).

                           (c)      Reserved.

                           (d)  On   behalf  of  each   Non-Highly   Compensated
                  Participant who is eligible to share in the Qualified Non-Elective Contribution for the Plan Year, a discretionary Qualified Non-Elective Contribution equal to a uniform percentage of each eligible individuals Compensation, the exact percentage, if any, to be determined each year by the Employer. Any Employer Qualified Non-Elective Contribution shall be deemed an Employer Elective Contribution.

                           (e) A discretionary amount, which amount, if any, shall be deemed an Employer Non-Elective Contribution.

                           (f) Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. All contributions by the Employer shall be made in cash.

4.2      PARTICIPANT'S SALARY REDUCTION ELECTION

                           (a) Each Participant may elect to defer from 1% to 15% of his Compensation which would have been received in the Plan Year, but for the deferral election. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined as provided in Section 1.9(b) prior to any reductions made pursuant to Code Sections 125, 402(e)(3), 402(h)(1)(B) , 403(b) or 457(b), and Employee contributions described in Code
                  Section 414(h)(2) that are treated as Employer contributions.

                                    The amount by which  Compensation is reduced
                  shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

                           (b)  The  balance  in  each  Participant's   Elective
                  Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                           (c) Notwithstanding anything in the Plan to the contrary, amounts held in the Participant's Elective Account may not be distributable (including any offset of loans) earlier than:

                           (1) a Participant's separation from service, Total and Permanent Disability, or death;

                           (2)      a Participant's attainment of age 59 1/2;

                           (3) the termination of the Plan without the establishment or existence of a "successor plan," as that term is described in Regulation
                           1.401(k)-1(d)(3);

                           (4) the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues
                           employment  with  the   corporation   acquiring  such
                           assets;

                           (5) the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code
                           Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

                           (6)      the proven financial hardship of a
                           Participant, subject to the limitations of Section 6.11.

                           (d) For each  Plan  Year,  a  Participant's  Deferred
                  Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 4.2(f). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

                           (e) In the event a Participant has received a hardship distribution from his Participant's Elective Account pursuant to Section 6.11(b) or pursuant to Regulation 1.401(k)-l(d)(2)(iv)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

                           (f) If a Participant's  Deferred  Compensation  under
                  this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-l(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in Code
                  Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year (and any Income allocable to such excess amount). Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

                           (1) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

                           (2)      the Participant shall designate the
                           distribution as Excess Deferred Compensation; and

                           (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

                                    Any  distribution   made  pursuant  to  this
                  Section 4.2(f) shall be made first from unmatched Deferred Compensation and, thereafter, from Deferred Compensation which is matched. Matching contributions which relate to such Deferred Compensation shall be forfeited.

                           (g) Notwithstanding Section 4.2(f) above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

                           (h) At Normal  Retirement  Date,  or such  other date
                  when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide additional benefits to the Participant or his Beneficiary.

                           (i) Employer Elective  Contributions made pursuant to
                  this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

                           (j)  The   Employer  and  the   Administrator   shall
                  implement the salary reduction elections provided for herein in accordance with the following:

                           (1) A Participant must make his initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.2. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the

                           Administrator, shall not have retroactive effect and shall remain in force until revoked.

                           (2) A Participant may modify a prior election at any time during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. Any modification shall not have retroactive effect and shall remain in force until revoked.

                           (3) A Participant may elect to prospectively revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

                           (4) The Employer, at least 30 days, but not more than 90 days, before the beginning of the Plan Year, will provide each eligible Employee a comprehensive notice of the provision for Employer matching contributions under Section 4.1(b) and the Employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible. In addition to any other election periods provided under this Section 4.2, each eligible Employee may make or modify a salary reduction election during the 30-day period immediately following receipt of the notice described above.

4.3      TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

                  The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer federal income tax return for the Fiscal Year.

                  However, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer general assets, but in any event within ninety (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

4.4      ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

                           (a) The Administrator shall establish and maintain an
                  account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein.

                           (b) The Employer shall provide the Administrator with
                  all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

                           (1) With respect to the Employer Elective Contribution made pursuant to Section 4.1(a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.

                           (2) With respect to the Employer Elective Contribution made pursuant to Section 4.1(b), to each Participant's Elective Account when used to satisfy the "Actual Deferral Percentage" tests, otherwise to each Participant's Account.

                           (3) With respect to the Employer Elective Contribution made pursuant to Section 4.1(c), to each Participant's Elective Account when used to satisfy the "Actual Deferral Percentage" tests or Participant's Account in accordance with Section 4.1(c).

                           Any Participant actively employed during the Plan Year shall be eligible to share in the matching contribution for the Plan Year.

                           (4) With respect to the Employer Qualified Non-Elective Contribution made pursuant to Section 4.1(d), to each Participant's Elective Account when used to satisfy the "Actual Deferral Percentage" tests or Participant's Account in accordance with
                           Section 4.1(d).

                           Any Non-Highly Compensated Participant actively employed during the Plan Year shall be eligible to share in the Qualified Non-Elective Contribution for the Plan Year.

                           (5) With respect to the Employer Non-Elective Contribution made on behalf of Participants pursuant to Section 4.1(e), to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

                           Only Participants who have completed a Period of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the discretionary contribution for the year.

                           (c) As of each  Anniversary  Date any  amounts  which
                  became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with
                  Section 6.4(i)(2). The remaining Forfeitures, if any, shall be used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur in the following manner:

                           (1) Forfeitures attributable to Employer matching contributions made pursuant to Section 4.1(c) shall be used to reduce the Employer contribution for the Plan Year in which such Forfeitures occur.

                           (2) Forfeitures attributable to Employer discretionary contributions made pursuant to Section 4.1(e) shall be used to reduce the Employer contribution for the Plan Year in which such Forfeitures occur.

                           (d) For any Top Heavy  Plan Year,  Non-Key  Employees
                  not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in Section 4.4(g) if eligible pursuant to the provisions of Section 4.4(i) .

                           (e) Notwithstanding  the foregoing,  Participants who
                  are not actively employed on the last day of the Plan Year due to Retirement (Early, Normal or Late), Total and Permanent Disability or death shall share in the allocation of contributions for that Plan Year.

                           (f) As of each  Valuation  Date,  before the  current
                  valuation period allocation of Employer contributions, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts bear to the total of all Participants' and Former Participants' nonsegregated accounts as of such date. Earnings or losses with respect to a Participant's Directed Account shall be allocated in accordance with Section 4.13.

                                    Participants' transfers from other qualified
                  plans and voluntary contributions deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

                           (g) Minimum  Allocations  Required for Top Heavy Plan
                  Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation and matching contributions needed to satisfy the "Actual Deferral Percentage" tests pursuant to Section 4.5(a) or the "Actual Contribution Percentage" tests pursuant to
                  Section 4.7(a) shall not be taken into account.

                                    However, no such minimum allocation shall be
                  required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

                           (h) For purposes of the minimum allocations set forth
                  above, the percentage allocated to the Participant's Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

                           (i)  For  any  Top  Heavy  Plan  Year,   the  minimum
                  allocations set forth above shall be allocated to the Participant's Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Period of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

                           (j) For the purposes of this Section, "415 Compensation" shall be limited to $150,000. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

                           (k) Notwithstanding  anything herein to the contrary,
                  Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

                           (l) If a Former  Participant is reemployed after five
                  (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

                           (1) one account for nonforfeitable benefits attributable to pre-break service; and

                           (2) one account representing his status in the Plan attributable to post-break service.

4.5      ACTUAL DEFERRAL PERCENTAGE TESTS

                           (a) Maximum Annual Allocation: Except as limited under Section 4.5(h), for each Plan Year beginning after December 31, 1996, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant's Elective Account shall satisfy one of the following tests:

                           (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) multiplied by 1.25, or

                           (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage, for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) multiplied by 2. The provisions of Code

                           Section 401(k)(3) and Regulation 1.401(k)-l(b) are incorporated herein by reference.

                           However, in order to prevent the multiple use of the alternative method described in (2) above and in Code
                           Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have a combination of his Elective Contributions and Employer matching contributions and his Employee contributions reduced pursuant to Section 4.6(a) and Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

                           (b) For the purposes of this Section "Actual Deferral
                  Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant's Elective Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer and by any matching contributions which relate to such Excess Deferred Compensation.

                                    Notwithstanding the above, if the prior year
                  test method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.

                           (c) For the  purposes of  Sections  4.5(a) and 4.6, a
                  Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

                                    Notwithstanding the above, if the prior year
                  testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.5(a) and 4.6, a Non-Highly Compensated Participant shall include any such Employee eligible to make a deferral election, whether or not such deferral election was made or suspended, pursuant to the provisions of the Plan in effect for the preceding Plan Year.

                           (d) If the Plan uses the prior year  testing  method,
                  the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group is determined without regard to changes in the group of Non-Highly Compensated Participants who are eligible under the Plan in the testing year. However, if the Plan results from, or is otherwise affected by, a "Plan Coverage Change" that becomes effective during the testing year, then the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the prior year is the "Weighted Average Of The Actual Deferral Percentages For The Prior Year Subgroups." Notwithstanding the above, if ninety
                  (90) percent or more of the total number of Non-Highly Compensated Participants from all "Prior Year Subgroups" are from a single "Prior Year Subgroup," then in determining the "Actual Deferral Percentage" for the Non-Highly Compensated Participants for the prior year, the Employer may elect to use the "Actual Deferral Percentage" for Non-Highly Compensated Participants for the prior year under which that single "Prior Year Subgroup" was eligible, in lieu of using the weighted averages. For purposes of this Section the following definitions shall apply:

                           (1) "Plan Coverage Change" means a change in the group or groups of eligible Participants on account of (i) the establishment or amendment of a plan, (ii) a plan merger, consolidation, or spinoff under Code
                           Section 414(l), (iii) a change in the way plans within the meaning of Code Section 414(l) are combined or separated for purposes of Regulation 1.401(k)-l(g)(11), or (iv) a combination of any of the foregoing.

                           (2) "Prior Year Subgroup" means all Non-Highly Compensated Participants for the prior year who, in the prior year, were eligible Participants under a specific Code Section 401(k) plan maintained by the Employer and who would have been eligible Participants in the prior year under the plan tested if the plan coverage change had first been effective as of the first day of the prior year instead of first being effective during the testing year.

                           (3) "Weighted Average Of The Actual Deferral Percentages For The Prior Year Subgroups" means the sum, for all prior year subgroups, of the "Adjusted Actual Deferral Percentages."

                           (4) "Adjusted Actual Deferral Percentage" with respect to a prior year subgroup means the Actual Deferral Percentage for Non-Highly Compensated Participants for the prior year of the specific plan under which the members of the prior year subgroup were eligible Participants, multiplied by a fraction, the numerator of which is the number of Non-Highly Compensated Participants in the prior year subgroup and the denominator of which is the total number of Non-Highly Compensated Participants in all prior year subgroups.

                           (e) For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Any adjustment to the Non-Highly Compensated Participant actual deferral ratio for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance. Plans may be aggregated under this paragraph (e) only if they have the same plan year. Notwithstanding the above, for Plan Years beginning after December 31, 1996, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year.

                                    Notwithstanding the above, an employee stock
                  ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k) .

                           (f) For the  purposes  of this  Section,  if a Highly
                  Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

                           (g) For the purpose of this Section, when calculating
                  the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group, the prior year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

                           (h) Contributions made pursuant to Section 4.1(b) are
                  intended to comply with this Section 4.5 pursuant to the alternative methods permitted by Code Section 401(k)(12). Therefore, for Plan Years in which the Plan satisfies an alternative method under Code Section 401(k)(12), the limitations and requirements imposed under Sections 4.5(a) through (g) shall be inapplicable.

4.6      ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

                  In the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 4.4 do (or might) not satisfy one of the tests set forth in Section 4.5(a) for Plan Years beginning after December 31, 1996, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

                           (a) on or before the fifteenth day of the third month
                  following the end of each Plan Year, the Highly Compensated Participant having the largest amount of Elective
                  Contributions shall have a portion of his Elective Contributions distributed to him until the total amount of Excess Contributions has been distributed or until the amount of his Elective Contributions equals the Elective Contributions of the Highly Compensated Participant having the second largest amount of Elective Contributions. This process shall continue until the total amount of Excess Contributions has been distributed. In determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 4.2(f) by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year and any forfeited matching contributions which relate to such Excess Deferred Compensation.

                           (1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                                    (i)     may be postponed but not later than
                                    the close of the Plan Year following the Plan Year to which they are allocable;

                                    (ii)  shall  be made  first  from  unmatched
                                    Deferred   Compensation   and,   thereafter,
                                    proportionately from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation, if used in the "Actual Deferral Percentage" tests pursuant to Section 4.5;

                                    (iii)   shall be adjusted for Income; and

                                    (iv)    shall be designated by the Employer
                                    as a distribution of Excess Contributions
                                    (and Income).


                           (2) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

                           (3) Matching contributions which relate to Excess Contributions shall be forfeited unless the related matching contribution is distributed as an Excess Contribution pursuant to (1) above or as an Excess Aggregate Contribution pursuant to Section 4.8.

                           (b) Within  twelve (12)  months  after the end of the
                  Plan  Year,   the  Employer  may  make  a  special   Qualified
                  Non-Elective Contribution on behalf of certain Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Participant's Elective Account of the Non- Highly Compensated Participant having the lowest Compensation, until one of the tests set forth in Section 4.5(a) is satisfied, or until such Non-Highly Compensated Participant has received his maximum "annual addition" pursuant to Section 4.9(a). If one of the tests set forth in Section 4.5(a) has not been satisfied, the Non-Highly Compensated Participant having the second lowest Compensation shall receive the special Qualified Non-Elective Contribution until one of the tests set forth in
                  Section 4.5(a) is satisfied, or until such Non-Highly Compensated Participant has received his maximum "annual addition" pursuant to Section 4.9(a). This process shall continue until one of the tests set forth in Section 4.5(a) has been satisfied.

                                    However, if the prior year testing method is
                  used, the special Qualified Non-Elective Contribution shall be allocated in the prior Plan Year to the Participant's Elective Account on behalf of the Non-Highly Compensated Participant who was employed by the Employer on the last day of the prior Plan Year having the lowest Compensation for the prior Plan Year, until one of the tests set forth in Section 4.5(a) is satisfied, or until such Non-Highly Compensated Participant has received his maximum "annual addition" pursuant to Section 4.9(a). If one of the tests set forth in Section 4.5(a) has not been satisfied, the Non-Highly Compensated Participant having the second lowest Compensation for the prior Plan Year shall receive the special Qualified Non-Elective Contribution until one of the tests set forth in Section 4.5(a) is satisfied, or until such Non-Highly Compensated Participant has received his maximum "annual addition" pursuant to Section 4.9(a). This process shall continue until one of the tests set forth in Section 4.5(a) has been satisfied.

                  Such contribution shall be made by the Employer prior to the end of the current Plan Year.

                                    Notwithstanding  the  above,  for Plan Years
                  beginning after December 31, 1998, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the "Actual Deferral Percentage" or "Actual Contribution Percentage" test under the current year testing method for the prior year testing year shall be disregarded.

                           (c) If  during a Plan  Year the  projected  aggregate
                  amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.5(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.6(a) each affected Highly Compensated Participant's deferral election made pursuant to Section 4.2 by an amount necessary to satisfy one of the tests set forth in Section 4.5(a).

4.7      ACTUAL CONTRIBUTION PERCENTAGE TESTS

                           (a) Except as limited under Section 4.6(i), the "Actual Contribution Percentage" for Plan Years beginning after December 31, 1996 for the Highly Compensated Participant group shall not exceed the greater of:

                           (1) 125 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group); or

                           (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group), or such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group) plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to
                           Section 4.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any plan maintained by the Employer or an Affiliated Employer shall have a combination of his Elective Contributions and Employer matching contributions and his Employee contributions reduced pursuant to Regulation 1.401(m)-2 and Section 4.8(a). The provisions of Code Section 401(m) and Regulations 1.401(m)-l(b) and 1.401(m)-2 are incorporated herein by reference.

                           (b) For the purposes of this Section and Section 4.8,
                  "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group), the average of the ratios (calculated separately for each Participant in each group rounded to the nearest one-hundredth of one percent) of:

                           (1) the sum of Employer matching contributions made pursuant to Section 4.1(b) (to the extent such matching contributions are not used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(11) and Employer matching contributions made pursuant to Section 4.1(c) (to the extent such matching contributions are not used to satisfy the "Actual Deferral Percentage" tests) on behalf of each such Participant for such Plan Year; to

                           (2) the Participant's "414(s) Compensation" for such Plan Year.

                                    Notwithstanding the above, if the prior year
                  testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.7(a), the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year shall be determined pursuant to the provisions of the Plan then in effect.

                           (c)  For   purposes   of   determining   the  "Actual
                  Contribution Percentage", only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions pursuant to
                  Section 4.1(b) (to the extent such matching contributions are not used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(11), Employer matching contributions pursuant to Section 4.1(c) (to the extent such matching contributions are not used to satisfy the "Actual Deferral Percentage" tests) allocated to their accounts, nonelective contributions (as described in Code Section 401(k)(12)(C)) (to the extent such nonelective contributions are not used to satisfy the safe harbor methods permitted by Code Section 401(k)(12) and 401(m)), elective deferrals (as defined in Regulation 1.402(g)-l(b)) and qualified  non-elective  contributions  (as  defined  in  Code
                  Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such Nonelective Contributions, elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)- l(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

                           (d) For  purposes of this  Section and Code  Sections
                  401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. Any adjustment to the Non-Highly Compensated Participant actual contribution ratio for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance. Plans may be aggregated under this paragraph (e) only if they have the same plan year. Notwithstanding the above, for Plan Years beginning after December 31, 1996, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year.

                                    Notwithstanding the above, an employee stock
                  ownership plan described in Code Section 4975(e)(7) or 409 may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

                           (e) If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or
                  409) which are  maintained  by the  Employer or an  Affiliated
                  Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

                           (f) For purposes of Sections 4.7(a) and 4.8, a Highly
                  Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to his account for the Plan Year.

                           Notwithstanding  the above, if the prior year testing
                  method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for the purposes of Section 4.7(a), a Non-Highly Compensated Participant shall include any such Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to his account for the preceding Plan Year pursuant to the provisions of the Plan then in effect.

                           (g) If the Plan uses the prior year  testing  method,
                  the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group is determined without regard to changes in the group of Non-Highly Compensated Participants who are eligible under the Plan in the testing year. However, if the Plan results from, or is otherwise affected by, a "Plan Coverage Change" that becomes effective during the testing year, then the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the prior year is the "Weighted Average Of The Actual Contribution Percentages For The Prior Year Subgroups." Notwithstanding the above, if ninety (90) percent or more of the total number of Non-Highly Compensated Participants from all "Prior Year Subgroups" are from a single "Prior Year Subgroup," then in determining the "Actual Contribution Percentage" for the Non-Highly Compensated Participants for the prior year, the Employer may elect to use the "Actual Contribution Percentage" for Non-Highly Compensated Participants for the prior year under which that single "Prior Year Subgroup" was eligible, in lieu of using the weighted averages. For purposes of this Section the following definitions shall apply:

                           (1) "Plan Coverage Change" means a change in the group or groups of eligible Participants on account of (i) the establishment or amendment of a plan, (ii) a plan merger, consolidation, or spinoff under Code
                           Section 414(l), (iii) a change in the way plans within the meaning of Code Section 414(l) are combined or separated for purposes of Regulation 1.401(k)-l(g)(11), or (iv) a combination of any of the foregoing.

                           (2) "Prior Year Subgroup" means all Non-Highly Compensated Participants for the prior year who, in the prior year, were eligible Participants under a specific Code Section 401(m) plan maintained by the

                           Employer and who would have been eligible Participants in the prior year under the plan tested if the plan coverage change had first been effective as of the first day of the prior year instead of first being effective during the testing year.

                           (3) "Weighted Average Of The Actual Contribution Percentages For The Prior Year Subgroups" means the sum, for all prior year subgroups, of the "Adjusted Actual Contribution Percentages."

                           (4) "Adjusted Actual Contribution Percentage" with respect to a prior year subgroup means the Actual Contribution Percentage for Non-Highly Compensated Participants for the prior year of the specific plan under which the members of the prior year subgroup were eligible Participants, multiplied by a fraction, the numerator of which is the number of Non-Highly Compensated Participants in the prior year subgroup and the denominator of which is the total number of Non-Highly Compensated Participants in all prior year subgroups.

                           (h) For the purpose of this Section, when calculating
                  the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group, the prior year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

                           (i) Contributions made pursuant to Section 4.1(b) are
                  intended to comply with this Section 4.7 pursuant to the alternative methods permitted by Code Section 401(m)(11). Therefore, for Plan Years in which the Plan satisfies an alternative method under Code Section 401(m)(11), the limitations and requirements imposed under Sections 4.7(a) through (h) shall be inapplicable.

4.8      ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

                           (a) In the event (or if it is anticipated)  that, for
                  Plan Years  beginning  after  December 31,  1996,  the "Actual
                  Contribution Percentage" for the Highly Compensated Participant group exceeds (or might exceed) the "Actual Contribution Percentage" for the Non-Highly Compensated
                  Participant group pursuant to Section 4.7(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest amount of contributions determined pursuant to Section 4.7(b)(2), his portion of such contributions (and Income allocable to such contributions) until the total amount of Excess Aggregate Contributions has been distributed, or until his remaining amount equals the amount of contributions determined pursuant to Section 4.7(b)(2) of the Highly Compensated Participant having the second largest amount of contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed. The distribution of Excess Aggregate Contributions shall be made from Employer matching contributions.

                           (b) Any  distribution  of less than the entire amount
                  of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate
                  Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).

                           (c) Excess Aggregate  Contributions  shall be treated
                  as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

                           (d) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.

                           (e) If  during a Plan  Year the  projected  aggregate
                  amount of Employer matching contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.7(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.8(a) each affected Highly Compensated
                  Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in
                  Section 4.7(a).

                           (f) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of certain Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7(a). Such contribution shall be allocated to the Participant's Account of the Non-Highly Compensated Participant having the lowest Compensation, until one of the tests set forth in Section 4.7 is satisfied, or until such Non-Highly Compensated Participant has received his maximum "annual addition" pursuant to Section 4.9(a). If one of the tests set forth in Section 4.7 has not been satisfied, the Non-Highly Compensated Participant having the second lowest Compensation shall receive the special Qualified Non-Elective Contribution until one of the tests set forth in Section 4.7 is satisfied, or until such Non-Highly

                  Compensated Participant has received his maximum "annual addition" pursuant to Section 4.9(a). This process shall continue until one of the tests set forth in Section 4.7 has been satisfied. A separate accounting of any special Qualified Non-Elective Contribution shall be maintained in the Participant's Account.

                                    However, if the prior year testing method is
                  used, the special Qualified Non-Elective Contribution shall be allocated in the prior Plan Year to the Participant's Account on behalf of each Non-Highly Compensated Participant who was employed by the Employer on the last day of the prior Plan Year having the lowest Compensation for the prior Plan Year, until one of the tests set forth in Section 4.7 is satisfied, or until such Non-Highly Compensated Participant has received his maximum "annual addition" pursuant to Section 4.9(a). If one of the tests set forth in Section 4.7 has not been satisfied, the Non-Highly Compensated Participant having the second lowest Compensation for the prior Plan Year shall receive the special Qualified Non-Elective Contribution until one of the tests set forth in Section 4.7 is satisfied, or until such Non-Highly Compensated Participant has received his maximum "annual addition" pursuant to Section 4.9(a). This process shall continue until one of the tests set forth in
                  Section 4.7 has been satisfied. Such contribution shall be made by the Employer prior to the end of the current Plan Year. A separate accounting of any special Qualified
                  Non-Elective Contributions shall be maintained in the Participant's Account.

                                     Notwithstanding  the above,  for Plan Years
                  beginning after December 31, 1998, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the "Actual Deferral Percentage" or "Actual Contribution Percentage" test under the current year testing method for the prior year testing year shall be disregarded.

4.9      MAXIMUM ANNUAL ADDITIONS

                           (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year." For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

                           (b) For purposes of applying the  limitations of Code
                  Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2)Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code
                  Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code
                  Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

                           (c) For purposes of applying the  limitations of Code
                  Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of
                  Section 4.9(b)(2): (1) rollover contributions (as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8) and 408(d)(3));
                  (2)  repayments of loans made to a Participant  from the Plan;
                  (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and
                  (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

                           (d) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

                           (e) For the purpose of this  Section,  all  qualified
                  defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                           (f) For the purpose of this Section,  if the Employer
                  is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code
                  Section 415(h), is a member of an affiliated service group (as defined by Code Section 414(m), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

                           (g) For the purpose of this Section,  if this Plan is
                  a Code Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.

                           (h) (l) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

                           (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

                           (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by
                           (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

                           (i) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.10     ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

                           (a) If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) distribute any elective deferrals (within the meaning of Code

                  Section 402(g)(3)) or return any Employee contributions (whether voluntary or mandatory), and for the distribution of gains attributable to those elective deferrals and Employee contributions, to the extent that the distribution or return would reduce the "excess amount" in the Participant's accounts
                  (2) hold any "excess amount" remaining after the return of any elective deferrals or voluntary Employee contributions in a "Section 415 suspense account" (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the "limitation year," or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

                           (b) For purposes of this Article, "excess amount" for
                  any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.9.

                           (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

4.11     TRANSFERS FROM QUALIFIED PLANS

                           (a) Effective April 1, 2000, this Plan does not permit direct or indirect rollover transfers from other qualified plans by employees. However, this Section 4.11 applies to (1) rollover transfers to this Plan that were permitted prior to that date and (2) the rollover account portion of a Participant's account which is merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan from another qualified defined contribution plan. Those amounts compose a "Participant's Rollover Account." Any such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                           (b) Amounts in a Participant's Rollover Account shall
                  be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in
                  Section 6.10 and paragraphs (c) and (d) of this Section.

                           (c) Except as  permitted  by  Regulations  (including
                  Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)- l(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-l(d).

                           (d) At Normal  Retirement  Date,  or such  other date
                  when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

                           (e)  The   Administrator  may  direct  that  employee
                  transfers made after a Valuation Date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

                           (f) For purposes of this Section, the term "qualified
                  plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover;
                  (iii)  amounts   transferred  to  this  Plan  from  a  conduit
                  individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

                           (g) Prior to  accepting  any  transfers to which this
                  Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

                           (h) Notwithstanding  anything herein to the contrary,
                  a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 7.1.

4.12     VOLUNTARY CONTRIBUTIONS

                           (a) This Plan does not permit voluntary contributions
                  by Participants. However, this Section 4.12 applies to any Participant account that is merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan from another qualified defined contribution plan and which includes amounts attributable to voluntary contributions. Those amounts compose a Participants Voluntary Contributions Account. The balance in each Participant's Voluntary Contribution Account, resulting from mergers or direct transfers shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                           (b) A Participant may elect to withdraw his voluntary
                  contributions from his Voluntary Contribution Account and the actual earnings thereon in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder. If the Administrator maintains sub-accounts with respect to voluntary contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub- account shall be the source for his withdrawal.

                           (c) At Normal  Retirement  Date,  or such  other date
                  when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Voluntary Contribution Account shall be used to provide additional benefits to the Participant or his Beneficiary.

4.13     DIRECTED INVESTMENT ACCOUNT

                           (a) Participants may, subject to a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee to invest all of their accounts in specific assets, specific funds or other investments permitted under the Plan and the

                  Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

                           (b) As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate.

                           (1) To the extent that the assets in a Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested, in a manner proportionate to the Participant's share of such pooled investment.

                           (2) To the extent that the assets in the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

                           (c) The Participant Direction Procedures shall provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, including, but need not be limited to, the following:

                           (1) the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in Directed Investments;

                           (2) the name, address and phone number of the Fiduciary (and, if applicable, the person or persons designated by the Fiduciary to act on its behalf)
                           responsible for providing information to the Participant or a Beneficiary upon request relating to the investments in Directed Investments;

                           (3) applicable restrictions on transfers to and from any Designated Investment Alternative;

                           (4) any restrictions on the exercise of voting, tender and similar rights related to a Directed Investment by the Participants or their Beneficiaries;

                           (5) a description of any transaction fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of Directed Investments; and

                           (6) general procedures for the dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including but not limited to a description of the following:

                                    (i)     the investment vehicles available
                                    under the Plan, including specific
                                    information regarding any Designated
                                    Investment Alternative;

                                    (ii)    any designated Investment Managers;
                                       and

                                    (iii)  a  description   of  the   additional
                                    information   which  may  be  obtained  upon
                                    request from the Fiduciary designated to provide such information.

                           (d) Any information  regarding  investments available
                  under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to the Participant in one or more written documents which are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.

                             (e) The Administrator may, at its discretion, include in or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.

                                                     ARTICLE V
                                                    VALUATIONS

5.1      VALUATION OF THE TRUST FUND

                  The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

5.2      METHOD OF VALUATION

                  In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are

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

traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

                  For administrative purposes, the Administrator may establish, or cause to be established, unit values for one or more investment funds (or any portion thereof) and maintain the accounts setting forth each Participant's interest in the investment fund (or any portion thereof) in terms of the units, all in accordance with rules and procedures as the Administrators shall deem to be fair, equitable and administratively practicable. In the event that unit accounting is thus established for any investment fund (or any portion thereof) the value of a Participant's interest in that investment fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in the investment fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

                                                    ARTICLE VI
                                    DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1      DETERMINATION OF BENEFITS UPON RETIREMENT

                  Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date or Early Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until his Late Retirement Date. Upon a Participant's Retirement Date or attainment of his Normal Retirement Date without termination of employment with the Employer, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant's Combined Account in accordance with Section 6.5.

6.2      DETERMINATION OF BENEFITS UPON DEATH

                  Unless modified under Schedule 6.2, Protected Optional Forms of Death Benefit, which is attached hereto and hereby incorporated by reference and made a part of the Plan, for any portion of a Participant's Combined Account attributable to a plan merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan, this Section 6.2 describes the determination of benefits upon a Participant's death.

                             (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

                             (b) Upon the  death  of a Former  Participant,  the
                  Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

                             (c) Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the Pre-Retirement Survivor Annuity.

                             (d) The Administrator may require such proper proof
                  of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                             (e) Unless otherwise elected in the manner prescribed in Section 6.6, the Participant's spouse shall receive a death benefit equal to the Pre-Retirement Survivor Annuity. The Participant may designate a Beneficiary other than his spouse to receive that portion of his death benefit which is not payable as a Pre-Retirement Survivor Annuity. The Participant may also designate a Beneficiary other than his spouse to receive the Pre-Retirement Survivor Annuity but only if:

                             (1) the Participant and his spouse have validly waived the Pre- Retirement Survivor Annuity in the manner prescribed in Section 6.6, and the spouse has waived his or her right to be the Participant's Beneficiary, or

                             (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

                             (3)     the Participant has no spouse, or

                             (4)     the spouse cannot be located.

                                     In such event, the designation of a
                  Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary of that portion of the death benefit that would otherwise be paid as a Pre-Retirement Survivor Annuity unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. The Participant's may, at any time, designate a Beneficiary to receive death benefits that are in excess of the Pre-Retirement Survivor Annuity. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his spouse.

6.3      DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

                  In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 6.5 and 6.7, shall distribute to such Participant all amounts credited to such Participant's Combined Account as though he had retired.

6.4      DETERMINATION OF BENEFITS UPON TERMINATION

                             (a) If a Participant's employment with the Employer
                  is terminated for any reason other than death, Total and Permanent Disability or retirement, such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 6.4.

                                     Distribution   of  the   funds   due  to  a
                  Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

                                     The Administrator  shall direct the Trustee
                  to cause the entire Vested benefit to be paid to such Participant in a single lump sum, effective for distributions on or after March 22, 1999, if the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) and the Participant has not commenced a periodic distribution form for which at least one scheduled periodic distribution is yet to be made.

 .
                             (b) A Participant  shall become fully Vested in his
                  Participant's Account attributable to Employer matching contributions made pursuant to Section 4.1(c) immediately upon entry into the Plan.

                             (c) The Vested portion of any Participant's Account
                  attributable to Employer discretionary contributions made pursuant to Section 4.1(e) shall be a percentage of the total of such amount credited to his Participant's Account determined on the basis of the Participant's number of whole years of his Period of Service according to the following schedule:

                                                 Vesting Schedule
                                       Employer Discretionary Contributions

                            Periods of Service             Percentage

                                   Less than 3                 0%
                                     3                        20%
                                     4                        40%
                                     5                        60%
                                     6                        80%
                                     7                       100%

                             (d) Notwithstanding the vesting attributable to Employer discretionary contributions provided for in paragraph 6.4(c) above, for any Top Heavy Plan Year, the Vested portion of the Participant's Account attributable to Employer discretionary contributions of any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the amount credited to his Participant's Account attributable to Employer discretionary contributions determined on the basis of the Participant's number of whole years of his Period of Service according to the following schedule:

                                                 Vesting Schedule
                                       Employer Discretionary Contributions

                             Periods of Service             Percentage

                                   Less than 2                  0%
                                     2                         20%
                                     3                         40%
                                     4                         60%
                                     5                         80%
                                     6                        100%

                                    If in any  subsequent  Plan  Year,  the Plan
                  ceases to be a Top Heavy Plan, the Administrator shall revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan.

                           (e) Notwithstanding the vesting schedule above, the Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

                           (f) Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

                           (g) Except as otherwise provided in this Section 6.4(g), a Participant with a Period of Service of at least three (3) whole years as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment and restatement. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                           (1)      the adoption date of the amendment,

                           (2)      the effective date of the amendment, or

                           (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

                                    Except,  however,  any  Employee  who  was a
                  Participant as of April 1, 2000, and who had completed a Period of Service of at least three (3) whole years at that time shall be subject to the following pre-amendment vesting schedules or additional vesting provision, to the extent applicable to the Participant, provided the schedule or additional vesting provision is more liberal than the new vesting schedule.

                    Pre-Amendment Vesting Schedule for Participants in this Plan
                            (participation determined  as of March 31, 2000)

                                     100% vested upon attainment of age 62

                       Pre-Amendment Vesting Schedule for Participants in the
                      Bertek Pharmaceuticals Inc. 401(k) Savings Plan and Trust

                         (participation determined as of March 31, 2000)

                           Periods of Service            Percentage

                                less than 3                   0%
                                    3                        50%
                                    4                        75%
                                    5                       100%

             Pre-Amendment        Vesting   Schedule  for  Participants  in  the
                                  Penederm      Incorporated     401(k)     Plan
                                  (participation  determined  as  of  March  31,
                                  2000)

                           Periods of Service             Percentage

                                less than 2                    0%
                                    2                         25%
                                    3                         50%
                                    4                         75%
                                    5                        100%

                           (h) The computation of a Participant's nonforfeitable
                  percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) whole years of his Period of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                           (1)      the adoption date of the amendment,

                           (2)      the effective date of the amendment, or

                           (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

                           (i) (1) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                           (2) If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received, or was deemed to have received, a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the
                           distribution,   or  in   the   event   of  a   deemed
                           distribution, upon the reemployment of such Former Participant. In the event the Former Participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date coinciding with or preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to Section 4.1(e), such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with
                           Section 4.4.

                           (3) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Periods of Service shall include Periods of Service prior to his 1-Year Break in Service subject to the following rules:

                                    (i) If a  Former  Participant  has a  1-Year
                                    Break  in   Service,   his  pre-  break  and
                                    post-break   service   shall   be  used  for
                                    computing Periods of Service for eligibility and for vesting purposes only after he has been employed for a Period of Service of one (1) year following the date of his reemployment with the Employer;

                                    (ii) Any  Former  Participant  who under the
                                    Plan does not have a nonforfeitable right to
                                    any  interest  in the  Plan  resulting  from
                                    Employer  contributions  shall lose  credits
                                    otherwise  allowable  under (i) above if his
                                    consecutive  1-Year  Breaks in Service equal
                                    or exceed the greater of (A) five (5) or (B)
                                    the   aggregate   number  of  years  of  his
                                    pre-break Periods of Service;

                                    (iii)  After  five  (5)  consecutive  1-Year
                                    Breaks in  Service,  a Former  Participant's
                                    Vested  Account   balance   attributable  to
                                    pre-break service shall not be increased as a result of post-break service;

                                    (iv)    If a Former Participant is
                                    reemployed by the Employer, he shall
                                    participate in the Plan immediately on his date of reemployment;

                                    (v) If a Former  Participant (a 1-Year Break
                                    in   Service   previously   occurred,    but
                                    employment had not terminated) is credited with an Hour of Service after the first eligibility computation period in which he incurs a 1-Year Break in Service, he shall participate in the Plan immediately.

6.5      DISTRIBUTION OF BENEFITS

                           (a)(1) Unless modified under Schedule 6.5, which is attached hereto and hereby incorporated by reference and made a part of the Plan, or unless otherwise elected as provided below, a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall receive the value of all of his benefits in the form of a joint and survivor annuity. The joint and survivor annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This joint and 50% survivor annuity shall be considered the designated qualified joint and survivor annuity and automatic form of payment for the purposes of this Plan. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of sixty-six and two thirds percent (66 2/3%), seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime, which alternative joint and survivor annuity shall be equal in value to the automatic joint and 50% survivor annuity. An unmarried Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement. The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

                           (2) Unless modified under Schedule 6.5, any election to waive the joint and survivor annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

                           (3) The election period to waive the joint and survivor annuity shall be the 90 day period ending on the Annuity Starting Date.

                           (4) With regard to the election, the Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the Annuity Starting Date a written explanation of:

                                    (i)     the terms and conditions of the
                                    joint and survivor annuity,

                                    (ii)    the Participant's right to make, and
                                    the effect of, an election to waive the
                                    joint and survivor annuity,


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

                                    (iii)   the right of the Participant's
                                    spouse to consent to any election
                                    to waive the joint and survivor annuity, and

                                    (iv)    the right of the Participant to
                                    revoke such election, and the effect of such revocation.

                           (5) The Annuity Starting Date for a distribution in a form other than a qualified joint and survivor annuity may be less than 30 days after receipt of the written explanation described above, provided that:

                                    (i) the Administrator clearly informs the Participant that the Participant has a right to a period of 30 days after receiving the notice to consider whether to waive the joint and survivor annuity and elect (with spousal consent) to a form of distribution other than a joint and survivor annuity,

                                    (ii) the  Participant is permitted to revoke
                                    an  affirmative   distribution  election  at
                                    least until the Annuity  Starting  Date, or,
                                    if   later,   at  any  time   prior  to  the
                                    expiration of the 7-day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant, and

                                    (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

                                    Notwithstanding   the  above,   the  Annuity
                                    Starting Date may be a date prior to the date the written explanation is provided to the Participant if the distribution does not commence until at least 30 days after such written explanation is provided, subject to the waiver of the 30-day period as provided for above.

                           (b) Unless  modified under Schedule 6.5, in the event
                  a married Participant duly elects pursuant to paragraph (a)(2) above not to receive his benefit in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

                           (1) One lump-sum payment in cash or, to the extent of any whole units of Employer securities held in the Participant's account at the time of distribution, in the form of Employer securities, at the Participant's election.

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

                           (2) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

                           (3) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

                           (c) The present  value of a  Participant's  joint and
                  survivor annuity derived from Employer and Employee contributions may not be paid without his written consent if the value exceeds $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) or the Participant has previously commenced a periodic distribution form for which at least one scheduled periodic distribution is yet to be made. Further, the spouse of a Participant must consent in writing to any immediate distribution. Any written consent required by this
                  Section 6.5(c) must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)(2).

                                    If the  value of the  Participant's  benefit
                  derived from Employer and Employee contributions does not exceed $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) and the Participant has not previously commenced a periodic distribution form for which at least one scheduled periodic distribution is yet to be made, the Administrator may immediately distribute such benefit without such Participant's consent. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the
                  Participant and his spouse consent in writing to such distribution.

                           (d) Any distribution to a Participant who has a benefit which exceeds $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) or the Participant has previously commenced a periodic distribution form for which at least one scheduled periodic distribution is yet to be mad shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

                           (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

                           (2) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit.
                           However,   any  election  to  defer  the  receipt  of
                           benefits shall not apply with respect to distributions which are required under Section 6.5(e).

                           (3) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the Annuity Starting Date.

                           Notwithstanding the above, the Annuity Starting Date may be a date prior to the date the explanation is provided to the Participant if the distribution does not commence until at least 30 days after such explanation is provided, subject to the waiver of the 30-day period as provided for in Section 6.5(a)(5).

                           (4) Consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the Annuity Starting Date.

                           (5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                           Any such distribution may commence less than 30 days,
                  subject to Section 6.5(a)(5), after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                           (e) Notwithstanding any provision in the Plan to the contrary, for Plan Years beginning after December 31, 1996, the distribution of a Participant's benefits, whether under the Plan or through the purchase of an annuity contract, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)- 2), the provisions of which are incorporated herein by reference:

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

                           (1) A Participant's benefits shall be distributed or must begin to be distributed to him not later than April 1st of the calendar year following the later of
                           (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires from active employment with the Employer and any Affiliated Employer, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Such distributions shall be equal to or greater than any required distribution.

                           Alternatively, distributions to a Participant must begin no later than the applicable April lst as determined under the preceding paragraph and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or the life expectancy of the
                           Participant   (or  the  life   expectancies   of  the
                           Participant and his designated Beneficiary) in accordance with Regulations.

                           (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code
                           Section 401(a)(9)(G) and the Regulations thereunder.

                           (f) For purposes of this Section, the life expectancy
                  of a Participant and a Participant's spouse (other than in the case of a life annuity) may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

                           (g) All  annuity  Contracts  under this Plan shall be
                  non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

                           (h) If a distribution is made at a time when a Participant is not fully Vested in his Participant's Account and the Participant may increase the Vested percentage in such account:

                           (1) a separate account shall be established for the Participant's interest in the Plan as of the time of the distribution; and

                           (2) at any relevant time, the Participant's Vested portion of the separate account shall be equal to an amount ("XI") determined by the formula:

                           X equals P(AB plus (R x D)) - (R x D)

                           For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

6.6      DISTRIBUTION OF BENEFITS UPON DEATH

                           (a) Unless modified under Schedule 6.2 or unless otherwise elected as provided below, a Vested Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have the Pre-Retirement Survivor Annuity paid to his surviving spouse. The Participant's spouse may direct that payment of the Pre- Retirement Survivor Annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date. Any distribution to the Participant's spouse shall be subject to the rules specified in Section 6.6(g).

                           (b) Any election to waive the Pre-Retirement Survivor
                  Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 6.5(a)(2). Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

                           (c) The election  period to waive the  Pre-Retirement
                  Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a Vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

                           (d)      With regard to the election, the
                  Administrator shall provide each Participant within the applicable period, with respect to such Participant (and

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

                  consistent with Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 6.5(a)(4). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

                           (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                           (2)      A reasonable period after the individual
                             becomes a Participant;

                           (3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

                           (4)      A reasonable period ending after Code
                           Section 401(a)(11) applies to the Participant; or

                           (5) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after such separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                                    For   purposes  of  applying   this  Section
                  6.6(d), a reasonable period ending after the enumerated events described in paragraphs (2), (3) and (4) is the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

                           (e) If the aggregate value of the Participant's account balance derived from Employer and Employee contributions does not exceed $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) and the Participant has not previously commenced a periodic distribution form for which at least one scheduled periodic distribution is yet to be made, the Administrator shall direct the immediate distribution of the present value of the Pre-Retirement Survivor Annuity to the Participant's spouse. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the spouse consents in writing. If the value exceeds $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) or the Participant has previously commenced a periodic distribution form for which at least one scheduled periodic distribution is yet to be made, an immediate distribution of the entire amount of the Pre-Retirement Survivor Annuity may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)(2).

                           (f) (1) To the extent the death benefit is not paid in the form of a Pre- Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary by one of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary), subject to the rules specified in Section 6.6(g):

                                    (i) One lump-sum  payment in cash or, to the
                                    extent  of  any  whole   units  of  Employer
                                    securities held in the Participant's account at the time of distribution, in the form of Employer securities.

                                    (ii)   Payment   in   monthly,    quarterly,
                                    semi-annual,  or  annual  cash  installments
                                    over  a  period  to  be  determined  by  the
                                    Participant   or  his   Beneficiary.   After
                                    periodic    installments    commence,    the
                                    Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

                                    (iii)  Purchase of or  providing an annuity.
                                    However, the annuity may not be in a form that will provide for payments over a period extending beyond the life of the designated Beneficiary.

                           (2) In the event the death benefit payable pursuant to Section 6.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such segregated account separately, and the funds accumulated in such account shall be used for the payment of the installments.

                           (g) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If the death benefit is paid in the form of a Pre- Retirement Survivor Annuity, then distributions to the Participant's surviving spouse must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations (and distributions are not to be made in the form of a Pre-Retirement Survivor Annuity), then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

                                    However, the 5-year distribution requirement
                  of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the election of the Participant (or the Participant's designated Beneficiary) be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

                           (h) For purposes of Section 6.6(g), the election by a
                  designated Beneficiary to be excepted from the 5-year distribution requirement must be made no later than December 31st of the calendar year following the calendar year of the Participant's death. Except, however, with respect to a designated Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70 1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply.

                           (i) For purposes of this Section, the life expectancy
                  of a Participant and a Participant's spouse (other than in the case of a life annuity) may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

6.7      TIME OF SEGREGATION OR DISTRIBUTION

                  Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution or to commence a series of payments the distribution may be made or begun as soon as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

6.8      DISTRIBUTION FOR MINOR BENEFICIARY

                  In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9      LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

                  If all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of the Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, the benefit shall be restored unadjusted for earnings or losses and shall not count as an Annual Addition under Section 415 of the Code.

6.10     PRE-RETIREMENT DISTRIBUTION

                           (a) Prior to termination of employment with the Employer or Afiliated Employer, if a Participant shall have attained the age of 59 1/2 years, the Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount then credited to the accounts maintained on behalf of the Participant. However, no distribution from a Participant's Account shall occur prior to the Participant attaining 100% vesting. If the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

                                    Distributions from a Participant's  Elective
                  Account shall not be permitted prior to the Participant's termination of employment with the Employer and any Affiliated Employer or the Participant attaining age 59 1/2 except as otherwise permitted under the terms of the Plan.

                           (b) In addition to Section 6.10(a),  above,  prior to
                  termination of employment with the Employer and any Affiliated Employer, Participants who had account balances under certain other qualified plans which were merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan have additional distribution rights applicable to accrued benefits attributable to the merged or transferred account as provided under this Section 6.10(b).

                           (1) A Participant who had an account under the former Bertek, Inc. Profit Sharing 401(k) Plan, last maintained by Mylan Technologies Inc., which account was merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan on April 1, 2000, may elect to withdraw the following:

                                    (i) at any  time,  in a lump  sum,  all or a
                                    portion  of  the   Participant's   voluntary
                                    (after-tax)   contributions  and  a  prorata
                                    share of the earnings which were transferred to this Plan as of April 1, 2000;

                                    (ii)  after  the   Participant   shall  have
                                    attained the age of 59 1/2 years, all or any
                                    portion   of  the   Participant's   Combined
                                    Account which is attributable to a rollover and related earnings previously held under the Bertek, Inc. Profit Sharing 401(k) Plan and which were transferred to this Plan as of April 1, 2000; and

                                    (iii)  after  the  Participant   shall  have
                                    attained the age of 59 1/2 years, all or any
                                    portion   of  the   Participant's   Elective
                                    Account which is attributable to elective deferrals which were transferred to this Plan as of April 1, 2000.

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                           Distributions  under this Section  6.10(b)(1)  may be
                           made even if the Participant is less than 100% vested in any other portion of the Participant's Combined Account.

                           (2) A Participant who had an account under the former UDL Laboratories, Inc. 401(k) & Profit Sharing Plan, last maintained by UDL Laboratories, Inc., which account was merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan on April 1, 2000, may elect to withdraw the following:

 .
                                    (i) at any time,  in a lump sum,  all or any
                                    portion   of  the   Participant's   Combined
                                    Account which is attributable to a rollover and related earnings previously held under the UDL Laboratories, Inc. 401(k) & Profit Sharing Plan and which were transferred to this Plan as of April 1, 2000; and

                                    (ii)  after  the   Participant   shall  have
                                    attained the age of 59 1/2 years, all or any
                                    portion   of  the   Participant's   Combined
                                    Account which is attributable to amounts which were transferred to this Plan as of April 1, 2000.

                           Distributions under this Section 6.10(b)(2) may be made even if the Participant is less than 100% vested in any other portion of the Participant's Combined Account.

6.11     ADVANCE DISTRIBUTION FOR HARDSHIP

                           (a)  The  Administrator,   at  the  election  of  the
                  Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of the Participants Voluntary Contributions Account, Participant's Rollover Account and Participant's Elective Account (excluding amounts attributable to the Employer contribution made pursuant to Section 4.1(b)) valued as of the last Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Participant's Voluntary Contributions Account, Participant's Rollover Account and Participant's Elective Account, in that order, shall be reduced accordingly. A withdrawal under this Section must be in an amount of at least $1,000 and is deemed to be on account of an immediate and heavy financial need of the Participant if the withdrawal is for:

                           (1)      Expenses for medical care described in Code
                           Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents

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

                           (as defined in Code Section 152) or necessary for these persons to obtain medical care;

                           (2) The costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                           (3) Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

                           (4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                           (b) No  distribution  shall be made  pursuant to this
                  Section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

                           (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

                           (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

                           (3) The Plan, and all other plans maintained by the Employer, provide that the Participant's elective deferrals and voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend his elective deferrals and voluntary Employee contributions to the Plan and all other plans maintained by the Employer for at least twelve (12) months after receipt of the hardship distribution; and

                           (4) The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

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

                           (c) Notwithstanding the above, distributions from the
                  Participant's Elective Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant's Elective Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant's Deferred Compensation after such date, reduced by the amount of any previous distributions from that account pursuant to this Section and Section 6.10.

                           (d) Any  distribution  made  pursuant to this Section
                  shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

                           (e) If a Participant requests a withdrawal under this
                  Section, the Participant's Voluntary Contribution Account, if any, shall be withdrawn in the following sequence:

                           (1) Part or all of the Participant's voluntary contributions made before January 1, 1987 not previously withdrawn, which shall have been allocated to a subaccount of the Participant's Voluntary Contribution Account for pre-1987 after-tax contributions, but not more than the current value thereof;

                           (2) Upon the withdrawal of all amounts withdrawn pursuant to (1), part or all of the Participant's voluntary contributions made after December 31, 1986 not previously withdrawn, but not more than the current value thereof together with the share of accumulated income, gains and losses attributable to the Participant's voluntary contributions so distributed (determined at the time of the distribution); and

                           (3) Upon the withdrawal of all amounts withdrawable pursuant to Sections 6.11(e)(1) and (2), a Participant may withdraw part or all of the accumulated income, gains and losses on the Participant's Voluntary Contribution Account not previously withdrawn.

                           The amount of  accumulated  income,  gains and losses
                  attributable to the distribution of the Participant's voluntary contributions made after December 31, 1986, pursuant to Section 6.11(e)(2), shall be determined by multiplying the sum distributed by a fraction, the numerator of which is the difference, determined immediately before the distribution, between the value of the post-1986 portion of the Participant's Voluntary Contribution Account and the post-1986 Participant's voluntary contributions, and the denominator of which is the value of the post-1986 portion of the Participant's Voluntary Contribution Account immediately before the distribution. "Post-1986 portion of the Participant's voluntary contributions" shall refer to Participant voluntary contributions made after December 31, 1986, and

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

                  "post-1986 portion of the Participant's Voluntary Contribution Account" shall refer to voluntary contributions made after December 31, 1986 and the accumulated income, gains and losses thereon.

6.12     QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

                  All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age," shall have the meaning set forth under Code Section 414(p).

6.13     DIRECT ROLLOVER

                           (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributes may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                           (b) For purposes of this Section the following definitions shall apply:

                           (1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and any other distribution that is reasonably expected to total less than $200 during a year.

                           (2) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
                           Section  408(b),  an annuity  plan  described in Code
                           Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible

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

                           rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                           (3) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                           (4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                                    ARTICLE VII
                                     AMENDMENT, TERMINATION, MERGERS AND LOANS

7.1      AMENDMENT

                           (a) The Employer  shall have the right at any time to
                  amend the Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator, other than an amendment to remove the Trustee or Administrator, may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

                           (b) No amendment to the Plan shall be effective if it
                  authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

                           (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section

                  411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

7.2      TERMINATION

                           (a) The Employer  shall have the right at any time to
                  terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Combined Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

                           (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash or, to the extent of any whole units of Employer securities held in the Participant's account at the time of distribution, in the form of Employer securities, or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 7.1(c).

7.3      MERGER OR CONSOLIDATION

                  This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 7.1(c).

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

7.4      LOANS TO PARTICIPANTS

                           (a) The  Trustee  may, in the  Trustee's  discretion,
                  make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) shall provide for repayment over a reasonable period of time.

                           (b) Loans made  pursuant to this Section  (when added
                  to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

                           (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

                           (2) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

                                    For purposes of this limit, all plans of the
                  Employer shall be considered one plan.

                           (c) Loans shall provide for level  amortization  with
                  payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. For this purpose, a principal residence has the same meaning as a principal residence under Code
                  Section 1034. Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

                           (d) Any loan made  pursuant to this Section where the
                  Vested interest of the Participant is used to secure such loan shall require the written consent of the Participant's spouse in a manner consistent with Section 6.5(a)(1). Such written consent must be obtained within the 90-day period prior to the date the loan is made. However, no spousal consent shall be required under this paragraph if the total accrued benefit subject to the security is not in excess of $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997).

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

                           (e) Any loans granted or renewed shall be made pursuant to a Participant loan program. The Participant loan program is contained in Schedule 7.4, which is attached hereto and hereby incorporated by reference and made a part of the Plan.

                                                   ARTICLE VIII
                                                     TOP HEAVY

8.1      TOP HEAVY PLAN REQUIREMENTS

                  For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

8.2      DETERMINATION OF TOP HEAVY STATUS

                           (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date,

                           (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non- Key Employees under this Plan and all plans of an Aggregation Group.

                                    If any Participant is a Non-Key Employee for
                  any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

                           (b) This Plan shall be a Super Top Heavy Plan for any
                  Plan Year in which, as of the Determination Date (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non- Key Employees under this Plan and all plans of an Aggregation Group.

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

                           (c) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

                           (1) his Participant's Combined Account balance as of the most recent valuation occurring within a twelve
                           (12) month period ending on the Determination Date;

                           (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

                           (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

                           (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

                           (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance.

                           (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same

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

                           employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to- plan transfer is accepted.

                           (7) For the purposes of determining whether two employers are to be treated as the same employer in
                           (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

                           (d) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                           (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                           In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                           (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                           In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                           (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

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                           (4) An Aggregation Group shall include any terminated
                           plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

                           (e) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

                           (f) Present Value of Accrued Benefit:  In the case of
                  a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

                           (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                           (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

                           (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

                                                    ARTICLE IX
                                                   MISCELLANEOUS

9.1      PARTICIPANT'S RIGHTS

                  This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

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9.2      ALIENATION

                           (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

                           (b) This  provision  shall not apply to the  extent a
                  Participant or Beneficiary is indebted to the Plan, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his
                  Participant's Combined Account. If the Participant or Beneficiary does not agree that the loan indebtedness is a valid claim against his Vested Participant's Combined Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.7 and 2.8.

                           (c) This  provision  shall not apply to a  "qualified
                  domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

                           (d) This provision  shall not apply to an offset to a
                  Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, in accordance with Code Sections 401(a)(13)(C) and (D). In a case in which the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to the Participant, if the Participant has a spouse at the time at which the offset is to be made:

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

                           (1) either such spouse has consented in writing to such offset and such consent is witnessed by a notary public (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code
                           Section 417(a)(2)(B)), or an election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity is in effect in accordance with the requirements of Code Section 417(a),

                           (2) such spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of fiduciary duties, or

                           (3) in such judgment, order, decree or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Code Section 401(a)(11)(A)(i) and under a qualified pre-retirement survivor annuity provided pursuant to Code Section 401(a)(11)(A)(ii).

9.3      CONSTRUCTION OF PLAN

                  This Plan shall be construed and enforced according to the Act and the laws of the Commonwealth of Pennsylvania, other than its laws respecting choice of law, to the extent not preempted by the Act.

9.4      GENDER AND NUMBER

                  Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.5      LEGAL ACTION

                  In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

9.6      PROHIBITION AGAINST DIVERSION OF FUNDS

                           (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of

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

                  either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

                           (b) In the event the Employer shall make an excessive
                  contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

9.7      BONDING

                  Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan
Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

9.8      EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

                  Neither the Employer, the Administrator, nor the Trustee, nor their successors shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.9      INSURER'S PROTECTIVE CLAUSE

                  Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required

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

to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

9.10     RECEIPT AND RELEASE FOR PAYMENTS

                  Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

9.11     ACTION BY THE EMPLOYER

                  Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

9.12     NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

                  The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan or as accepted by or assigned to them pursuant to any procedure provided under the Plan, including but not limited to any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, unless otherwise indicated herein or pursuant to such agreements, the Employer shall have the duties specified in Article II hereof, as the same may be allocated or delegated thereunder, including but not limited to the responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the responsibility for the administration of the Plan, including but not limited to the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Administrator shall act as the named Fiduciary responsible for communicating with the Participant according to the Participant Direction Procedures. The Trustee shall have the responsibility of management and control of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan and any agreement with the Trustee. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

9.13     HEADINGS

                  The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

9.14     APPROVAL BY INTERNAL REVENUE SERVICE

                           (a) Notwithstanding  anything herein to the contrary,
                  contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

                           (b)  Notwithstanding  any provisions to the contrary,
                  except Sections 3.5, 3.6, and 4.1(f), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.15     UNIFORMITY

                  All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

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

                                                     ARTICLE X
                                              PARTICIPATING EMPLOYERS

10.1     ADOPTION BY OTHER EMPLOYERS

                  Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer. A list of Participating Employers is attached hereto as Schedule 10.1.

10.2     REQUIREMENTS OF PARTICIPATING EMPLOYERS

                           (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

                           (b) The Trustee  may,  but shall not be required  to,
                  commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, he available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

                           (c) The  transfer  of any  Participant  from or to an
                  Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Combined Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

                           (d) All rights and values forfeited by termination of
                  employment shall inure only to the benefit of the Participants of the Employer or Participating Employer by which the forfeiting Participant was employed.

                           (e) Any expenses of the Trust which are to be paid by
                  the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

10.3     DESIGNATION OF AGENT

                  Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose

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

of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

10.4     EMPLOYEE TRANSFERS

                  It is anticipated that an Employee may be transferred  between
Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

10.5     PARTICIPATING EMPLOYER CONTRIBUTION

                  All discretionary contributions made by a Participating Employer under Section 4.1(e), shall be determined separately by each Participating Employer, and shall be allocated only among the Participants eligible to share of the Employer or Participating Employer making the contribution. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

10.6     AMENDMENT

                  Mylan Laboratories Inc. may amend this Plan at any time, including any time when there shall be a Participating Employer hereunder, with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan. No consent of a Participating Employer shall be required.

10.7     DISCONTINUANCE OF PARTICIPATION

                  Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees, provided however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 7.1(c). If no

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successor is designated,  the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Trust. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Employer.

10.8     ADMINISTRATOR'S AUTHORITY

                  The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

                  IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

                                  Mylan Laboratories Inc.


                                  By       _____________________________


                                  ATTEST   ___________________________


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                                                   SCHEDULE 6.2

                                     PROTECTED OPTIONAL FORMS OF DEATH BENEFIT

         Notwithstanding Plan Section 6.02, Participants who had account balances under certain other qualified plans which were merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan have modified distribution rights applicable to accrued benefits attributable to the merged or transferred account as provided under this Schedule.

         This Schedule applies to the following Participant's.

         A Participant who had an account under the former Bertek, Inc. Profit Sharing 401(k) Plan, last maintained by Mylan Technologies Inc., which account was merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan on April 1, 2000. That portion of such a Participant's Combined Account attributable to the Bertek, Inc. Profit Sharing 401(k) Plan is herein called the "Mylan Technologies Account."

         A Participant who had an account under the former UDL Laboratories, Inc. 401(k) & Profit Sharing Plan, last maintained by UDL Laboratories, Inc., an Illinois corporation with facilities in Illinois, which account was merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan on April 1, 2000. That portion of such a Participant's Combined Account attributable to the UDL Laboratories, Inc. 401(k) & Profit Sharing Plan is herein called the "UDL Account."

         A Participant who had an account under the former Bertek Pharmaceuticals Inc. 401(k) Savings Plan and Trust, last maintained by Bertek Pharmaceuticals Inc., a Texas corporation and having Texas facilities, which account was merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan on April 1, 2000. That portion of such a Participant's Combined Account attributable to the Bertek Pharmaceuticals Inc. 401(k) Savings Plan and Trust is herein called the "Bertek Account."

         Collectively, each Mylan Technologies Account, UDL Account, and Bertek Account is called a "Merged Account."

         This Schedule applies only to a Participant's Merged Account. Except as modified under this Schedule, the Plan shall control.

A.       DETERMINATION OF BENEFITS UPON DEATH

                  (1) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to the Participant's Merged Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with

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         the  provisions of Schedule 6.5 and Plan Section 6.7, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

                  (2) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Schedule
         6.5 and Plan Section 6.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to the Former Participant's Beneficiary.

                  (3) The Administrator may require proper proof of death and evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                  (4) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

                           (a) the spouse has waived the right to be the Participant's Beneficiary, or

                           (b) the Participant is legally  separated or has been
                  abandoned (within the meaning of local law) and the Participant has a court order to that effect (and there is no "qualified domestic relations order" as defined in Code
                  Section 414(p) which provides otherwise), or

                           (c)      the Participant has no spouse, or

                           (d)      the spouse cannot be located.

                           In that event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish that right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

                  (5) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

                  (6) Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the Participant's benefit from the Merged Account to the extent not taken into account in determining any other portion of the Participant's benefit.

                  (7) Unless otherwise elected by the Participant, including consent of the Participant's spouse in the manner prescribed in
         Schedule 6.5 , the Participant's spouse shall receive a death benefit equal to the Participant's Merged Account.

B.       DISTRIBUTION OF BENEFITS UPON DEATH

                  (1) The death benefit payable pursuant to Plan Section 6.2 and this Schedule 6.2 shall be paid to the Participant's Beneficiary within a reasonable time after the Participant's death by one of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary) subject, however, to the rules specified in Schedule 6.5, including Plan Sections 6.5, 6.6(g) and 6.6(h):

                           (a) One lump-sum payment in cash or, to the extent of
                  any whole units of Employer securities held in the Participant's account at the time of distribution, in the form of Employer securities.

                           (b) Payment in monthly,  quarterly,  semi-annual,  or
                  annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which the periodic installments shall be made, and the Trustee shall adjust the cash amount of the periodic installments accordingly.

                           (c) Purchase of or providing an annuity. However, the
                  annuity may not be in a form that will provide for payments over a period extending beyond the life of the designated Beneficiary.

                                                   SCHEDULE 6.5

                                             DISTRIBUTION OF BENEFITS

         Notwithstanding Plan Section 6.05, Participants who had account balances under certain other qualified plans which were merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan have modified distribution rights applicable to accrued benefits attributable to the merged or transferred account as provided under this Schedule.

         This Schedule applies to the following Participant's.

         A Participant who had an account under the former Bertek, Inc. Profit Sharing 401(k) Plan, last maintained by Mylan Technologies Inc., which account was merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan on April 1, 2000. That portion of such a Participant's Combined Account attributable to the Bertek, Inc. Profit Sharing 401(k) Plan is herein called the "Mylan Technologies Account."

         A Participant who had an account under the former UDL Laboratories, Inc. 401(k) & Profit Sharing Plan, last maintained by UDL Laboratories, Inc., an Illinois corporation with facilities in Illinois, which account was merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan on April 1, 2000. That portion of such a Participant's Combined Account attributable to the UDL Laboratories, Inc. 401(k) & Profit Sharing Plan is herein called the "UDL Account."

         A Participant who had an account under the former Bertek Pharmaceuticals Inc. 401(k) Savings Plan and Trust, last maintained by Bertek Pharmaceuticals Inc., a Texas corporation and having Texas facilities, which account was merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan on April 1, 2000. That portion of such a Participant's Combined Account attributable to the Bertek Pharmaceuticals Inc. 401(k) Savings Plan and Trust is herein called the "Bertek Account."

         Collectively, each Mylan Technologies Account, UDL Account, and Bertek Account is called a "Merged Account."

         This Schedule applies only to a Participant's Merged Account. The normal form of payment of that portion of a Participant's benefit is a lump sum. Except as modified under this Schedule, Plan Section 6.5 shall control, excluding provisions related to a life annuity or joint and survivor annuity as a normal form of benefit.

                  (1) The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

                           (a) One lump-sum payment in cash or, to the extent of
                  any whole units of Employer securities held in the Participant's account at the time of distribution, in the form of Employer securities.

                           (b) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide the installment payments, the Administrator may (i) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (ii) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for the payment. The period over which the payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

                           (c) Purchase of or providing one of the following forms of annuity: life annuity for the life of the Participant (or the lives of the Participant and his designated Beneficiary), annuity for the life of the Participant (or the lives of the Participant and his designated Beneficiary) with a full refund of the excess, if any, of the annuity purchase amount over the annuity payments made, and an annuity payable for the life of the Participant (or the lives of the Participant and his designated Beneficiary) with a guarantee of payments for a 10 year term. However, the annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary). If a married participant elects a life annuity form of payment under this provision, that election is subject to the provisions of Plan Section 6.5(a)(2) regarding notice and spouse's waiver of the joint and survivor annuity.

                                                   SCHEDULE 7.4

                                             PARTICIPANT LOAN PROGRAM

(1) American Express Trust Company, as Trustee, is authorized to administer the Participant Loan Program

(2) A Participant may apply for a loan by contacting Mylan Profit Sharing 401(k) Services at 1-877-585-4015 or by logging on to the Web sit at www.americanexpress.com401(k). Necessary loan request forms will be provided. Loans are available only to address immediate and heavy financial needs as described in the Plan, including the acquisition of the Participant's principal residence. A Participant must provide the following documentation with the loan request:

                  Principal Residence Loan. Copy of signed purchase agreement for the Participant's primary residence.

                  Other Hardship Loan. Evidence of hardship, including copies of
                  (i) medical bills, (ii) eviction notice, or (iii) tuition bills that are due for the next 12 months.

         There is a $50 fee for each loan. The fee will be deducted from the proceeds of the loan.

         If the Participant is married, and the Vested interest of the Participant is used to secure the loan, the loan shall require the written consent of the Participant's spouse in a manner consistent with
         Section 6.5(a)(1) of the Plan. The written consent must be obtained within the 90-day period prior to the date the loan is made. However, no spousal consent shall be required under this paragraph if the total accrued benefit subject to the security is not in excess of $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997). If the Participant is married, the Participant's spouse must sign a notarized form agreeing to the loan and acknowledging the effect of the loan regarding future spousal benefits.

(3) Loans shall be made available to all active Participants on a reasonably equivalent basis. Certain employees identified as having potential access information implicating securities laws, however, will be notified by the Employer and will be subject to additional loan restrictions which will be provided when the Participant applies. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants. Unless additional restrictions apply, loans generally will be limited to the maximum permitted under section 7.4 of the Plan. That section provides that loans (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

                  (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

                  (ii) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

         If a Participant requests the maximum amount available, market changes may cause the available amount to change, up or down, from the time the request is sent until it is received and processed.

         For purposes of this limit, all plans of the Employer shall be considered one plan. Loans must be for a minimum of $1,000.

         Only active employees will be permitted to obtain a loan from the Plan.

(4) Loans shall bear a reasonable rate of interest. The reasonable rate of interest, determined at the time of the loan, will be equal to the prime rate plus 1% as stated in the Wall Street Journal, determined as of the first business day of the month during which the loan is requested. The rate may be adjusted for the then current monthly rate if there is a greater than 30 day interval between the request for loan forms and the submittal of the loan request forms to American Express Trust Company.

(5) Loans shall be adequately secured. All loans will be secured solely by 50% of the Participant's vested account balance.

(6) A Participant's loans must be repaid upon the Participant's termination of employment for any reason including the Participant's death, retirement or disability. A loan will be deemed in default when the Participant fails to repay an installment when due. Loan repayments may stop, however, for up to 12 months while a Participant is on a leave of absence. A Participant must make arrangements to bring the loan current upon a return to work. The outstanding loan balance on loan which is in default will be considered a taxable distribution as provided under law.

(7) A Participant is limited to one loan for the acquisition of a principal residence and one other hardship loan at any time.

(8) Loan payments begin the end of the month following the month in which a Participant requests a loan. Payments continue through after-tax payroll deductions until the loan is repaid. A Participant may pay off a loan in full at any time by cashier's check, certified check or money order. Partial pre-payment is not allowed.

(9) Loans shall provide for repayment over a reasonable period of time. Loans shall provide for level amortization with payments to be made not less frequently than quarterly, and for hardship loans, over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may not exceed fifteen
         (15) years. For this purpose, a principal residence has the same meaning as a principal residence under Code Section 1034. Loan repayments will be suspended under this Plan as permitted under Code
         Section 414(u)(4).

(10) You must wait at least 90 days to take loan following payment in full of a prior loan.

(11) Loans will be funded from a Participant's account in the following order: (i) rollover account with earnings, (ii) employee pre-tax contributions and earnings, (iii) after-tax contributions and earnings. Loans will be funded from the Participant's investments on a pro-rata basis.

                                                   SCHEDULE 10.1

                                              PARTICIPATING EMPLOYERS

1.     Mylan Pharmaceuticals Inc.

2.     Mylan Technologies, Inc.,  effective April 1, 2000

3.     UDL Laboratories, Inc., an Illinois corporation, effective April 1, 2000

4.     UDL Laboratories, Inc., a Florida corporation, effective April 1, 2000

5.     Bertek Pharmaceuticals Inc., a Texas corporation, effective April 1, 2000

6 Bertek Pharmaceuticals Inc., a Delaware corporation (operating in California), effective April 1, 2000

[ This provision will be adopted to amend the Plan, Section 6.5(b)(3), page 61, if and when final regulations permit elimination of some optional forms of annuity. ]

                           (3) Purchase of or providing one of the following forms of annuity: life annuity for the life of the Participant (or the lives of the Participant and his designated Beneficiary), annuity for the life of the Participant (or the lives of the Participant and his designated Beneficiary) with a full refund of the excess, if any, of the annuity purchase amount over the annuity payments made, and an annuity payable for the life of the Participant (or the lives of the Participant and his designated Beneficiary) with a guarantee of payments for a 10 year term. However, the annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

      EXHIBIT 5.1

                            DOEPKEN KEEVICAN & WEISS

                              58th Floor, USX Tower

                                600 Grant Street

                         Pittsburgh, Pennsylvania 15219

                                  July 24, 2000

Mylan Laboratories Inc.
1030 Century Building
130 Seventh Street

Pittsburgh, Pennsylvania 15222

         RE:      Mylan Laboratories Inc.
                  Registration on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Mylan Laboratories Inc., a Pennsylvania corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "SEC") by the Company of 1,000,000 shares of the Company's common stock (the "Common Stock") issuable under the Mylan Profit Sharing 401(k) Plan (the "Plan") pursuant to the Securities Act of 1933, as amended (the "Act").

         In connection with the registration, we have examined the following:

     (a) the Articles of Incorporation and By-laws of the Company, each as amended to date;

     (b) the Registration Statement on Form S-8 (the "Registration Statement") relating to the Common Stock, as filed with the SEC;

     (c)  the Plan; and

     (d) such other documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

     The  opinions   hereinafter   expressed   are  subject  to  the   following
     qualifications and assumptions :

         (i) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

         (ii) As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

Mylan Laboratories Inc.
July 24, 2000
Page 2



         (iii) We express no opinion on the laws of any jurisdiction other than the United States of America and the Pennsylvania Business Corporation Law.

         Based upon and subject to the foregoing, we are pleased to advise you that it is our opinion that the shares of Common Stock proposed to be issued under the Plan have been duly authorized and reserved for issuance and will, when issued pursuant to the Plan, be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Doepken Keevican & Weiss

                                            DOEPKEN KEEVICAN & WEISS
                                            PROFESSIONAL CORPORATION








                                 EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mylan Laboratories Inc. on Form S-8 of our report dated May 10, 2000, incorporated by reference in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 2000.

Deloitte & Touche LLP


/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
July 24, 2000









                                EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mylan Laboratories Inc. on Form S-8 of our report dated February 4, 2000 relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, appearing in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 2000.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
July 24, 2000